UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 14A

        Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only(as permitted by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 FNB CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total Fee Paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
   (2)  Form, Schedule or Registration Statement No.:
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

[ON LETTERHEAD]





March 30, 2007


Dear Fellow Shareholders:

On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m. on Tuesday, May 8, 2007 at The Event Centre, located at 1655 Roanoke Street in Christiansburg, Virginia. A reception will follow the business meeting, and we encourage you to take this opportunity to visit with your fellow shareholders.

As described in the enclosed materials, we will take action at the meeting to elect directors and to ratify the appointment of Brown, Edwards & Company, L.L.P. as our independent registered public accounting firm for 2007. During the meeting, we will also present information regarding the condition and performance of FNB Corporation and its affiliate, and you will have an opportunity to inquire about matters of interest to all shareholders.

Please sign, date, and return the enclosed proxy card by Friday, April 27. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you attend the Annual Meeting in person - and we hope you will be able to - you can revoke your proxy any time before it is voted. For your convenience, a map to the meeting site is printed on the back of the proxy statement.

We look forward to seeing you at the meeting.

Sincerely,



Jon T. Wyatt                                    William P. Heath, Jr.
Chairman of the Board of Directors              President, Chief Executive
                                                  Officer, and Director

                              FNB CORPORATION
                              105 Arbor Drive
                       Christiansburg, Virginia 24073



                 NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS




Date:             Tuesday, May 8, 2007

Time:             2:00 p.m., Eastern Daylight Time

Place:            The Event Centre
                  1655 Roanoke Street
                  Christiansburg, Virginia  24073

Purposes:         1.     To elect four Class II directors to serve on the
                         Board of Directors until the 2010 Annual Meeting of
                         Shareholders;

                  2. To ratify the appointment of Brown, Edwards & Company, L.L.P. as FNB Corporation's independent registered public accounting firm for the year ending December 31, 2007; and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Who Can Vote:     Shareholders of record at the close of business on March 15,
                  2007 are entitled to notice of and to vote at the Annual
                  Meeting or any adjournment thereof.

By Order of the Board of Directors,



/s/Christine L. Lewis
   Christine L. Lewis
   Secretary

March 30, 2007



                              IMPORTANT NOTICE


Please complete, sign, date, and return the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are voted at the meeting. If you attend the meeting in person, you may withdraw your proxy and vote in person.

                             TABLE OF CONTENTS


PROXY STATEMENT                                                             1
     Revocation and Voting of Proxies                                       1
     Voting Rights of Shareholders                                          2
     Solicitation of Proxies                                                2
GOVERNANCE OF FNB CORPORATION                                               3
     Corporate Governance Guidelines                                        3
     Corporate Governance Website                                           8
     Corporate Governance Information                                       9
          Director Independence                                             9
          Executive Sessions of Independent Directors                      10
          Director Attendance at Annual Meetings                           10
          Related Party Transactions                                       10
          Interest of Directors and Executive Officers in
            Certain Transactions                                           11
          Family Relationships                                             11
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD                             12
     Director Attendance at Board and Committee Meetings                   12
     Committees of the Board                                               12
          Audit Committee / Audit Committee Financial Expert               12
          Compensation Committee                                           12
          Executive Committee                                              13
          Nominating and Governance Committee                              13
     Compensation of Non-Employee Directors                                14
     Director Compensation Table                                           16
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           18
     Section 16(a) Beneficial Ownership Reporting Compliance               19
PROPOSALS REQUIRING YOUR VOTE                                              20
     Proposal 1 - Election of Directors                                    20
          Director Nomination Process                                      20
          Director Nominees                                                20
          Directors Continuing in Office                                   21
          Shareholder Communication with Directors                         21
     Proposal 2 - Ratification of Independent Registered Public
       Accounting Firm                                                     22
AUDIT MATTERS                                                              22
     Audit Committee Report                                                22
     Audit Committee Pre-Approval Policy                                   23
     Audit and Non-Audit Fees                                              24
EXECUTIVE OFFICERS OF THE CORPORATION AND THEIR COMPENSATION               25
     Compensation Discussion and Analysis                                  27
          Compensation Philosophy, Objectives                              27
          Compensation Elements                                            28
          Compensation Deliberations and Decisions, Review
            and Adjustment                                                 30
     Compensation Committee Report                                         34
     Compensation Committee Interlocks and Insider Participation           34
     Summary Compensation Table                                            35
     All Other Compensation Table                                          36
     Grants of Plan-Based Awards Table                                     37
     Outstanding Equity Awards at Fiscal Year-End Table                    38
     Option Exercises and Stock Vested Table                               39
     Employment and Other Agreements                                       39
     Potential Payments Upon Termination or Change in Control              42
SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING                          48
OTHER MATTERS                                                              48

                               FNB CORPORATION
                               105 Arbor Drive
                         Christiansburg, Virginia 24073



                               PROXY STATEMENT


                      2007 Annual Meeting of Shareholders
                           To Be Held on May 8, 2007


                             GENERAL INFORMATION


The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of FNB Corporation (the "Corporation") in connection with the 2007 Annual Meeting of Shareholders to be held at The Event Centre, at 1655 Roanoke Street in Christiansburg, Virginia, at 2:00 p.m. on Tuesday, May 8, 2007. The approximate mailing date of this proxy statement and accompanying proxy card is March 30, 2007.

In accordance with Securities and Exchange Commission Rule 14a-3(e)(i), only one annual report and one proxy statement are being delivered to multiple shareholders at a single address. Upon request to the Secretary, the Corporation will promptly provide a separate annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each was delivered. The Secretary of the Corporation may be contacted by telephone call to (800) 642-7416, extension 6042, or by mail to P.O. Box 600, Christiansburg, Virginia 24068-0600. This same procedure may be followed to separate any shareholder from a multiple-shareholder/single-address mailing, or to request delivery of a single copy of the mailing to multiple shareholders sharing an address.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised by filing a written notice with the Secretary of the Corporation at the above address, or by submitting a proxy bearing a later date. Shareholders also may revoke their proxies by attending the Annual Meeting and requesting to vote in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.

If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to a proposal, the proxy will be voted FOR the director nominees named in proposal one and FOR ratification of the appointment of Brown, Edwards & Company, L.L.P. in proposal two, as set forth in the accompanying notice and further described herein.

If you are a participant in the Corporation's Employee Stock Ownership Plan ("ESOP"), you may direct the ESOP trustee how to vote the number of shares allocated to your account. You will receive a separate proxy card for the shares you hold in the ESOP. If you properly execute the proxy card, the ESOP trustee will vote your allocated ESOP shares in accordance with your instructions. The ESOP trustee will vote as it deems appropriate any unallocated ESOP shares or allocated shares for which timely voting directions are not received.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on March 15, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 7,368,035 shares of the Corporation's common stock were outstanding and entitled to vote at the Annual Meeting. The Corporation has no other class of stock outstanding.

A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shareholders of the Corporation do not have cumulative voting rights. Each share of common stock entitles the record holder to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will not be included in determining the number of votes cast with respect to such matter.

If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, in certain circumstances, your broker may vote your shares with respect to "routine" items, but will not be permitted to vote your shares with respect to "non-routine" items, in accordance with current industry practice. Shares that your broker cannot vote on a particular matter because your broker has not received instructions from you are called "broker non-votes." The proposals to elect directors and to ratify the appointment of Brown, Edwards & Company, L.L.P. described in this proxy statement are considered "routine" items.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of affirmative votes cast with respect to proposal one will be elected directors; therefore, votes withheld and broker non-votes will have no effect.

Approval of any other matter, including proposal two, requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the meeting, they are generally not counted as votes cast and will have no effect for purposes of determining whether a proposal has been approved.

Solicitation of Proxies

The Corporation will pay all costs for this proxy solicitation. Proxies are being solicited by mail, and also may be solicited by directors, officers, and employees of the Corporation in person, by telephone, or by mail. Officers, directors, and employees of the Corporation will not receive special compensation for their solicitation activities. The Corporation will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending these proxy materials to the beneficial owners of the Corporation's common stock for which they are record holders.

                         GOVERNANCE OF FNB CORPORATION

                        Corporate Governance Guidelines


The following guidelines, along with the Articles of Incorporation, Bylaws, and Board committee charters, form the framework for FNB Corporation's governance.

I.   Director Nomination

     The Nominating and Governance Committee recommends to the Board of Directors (the "Board") candidates for election or reelection by the shareholders of FNB Corporation (the "Corporation").

     Shareholders may also recommend candidates for election as directors. A shareholder recommendation must be made in writing, and include the following:

        The name, address, and telephone number of the recommended candidate, and

        A brief statement of the candidate's qualifications to serve as a director.

     In accordance with the Corporation's Bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more candidates for election as director(s) at an Annual Meeting, if the nomination is made in writing. In order to be valid, a shareholder nomination must include the following:

        The name and address, as they appear on the Corporation's books, of the shareholder nominating the candidate,

        The number of shares of the Corporation's stock beneficially owned by the shareholder,

        The name, age, business address, and residence address of the nominee,

        The principal occupation or employment of the nominee,

        The number of shares of the Corporation's stock beneficially owned by the nominee, if any,

        A description of all arrangements or understandings between the shareholder and the nominee and any other persons pursuant to which the shareholder is making the nomination, and

        Any other information required to be disclosed in solicitations of proxies for election of directors or otherwise required by regulation, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

     All such shareholder recommendations and nominations must be submitted to the attention of the Secretary of the Corporation at the Corporation's principal office, at 105 Arbor Drive, Christiansburg, Virginia 24073. They must be received by December 1 in order to be considered for the next annual election of directors.

II.  Director Election

     Directors are elected by shareholders at Annual Meetings. The Board proposes a slate of nominees for consideration each year. Between Annual Meetings, in accordance with the Corporation's Bylaws, the Board may elect directors to serve until the next Annual Meeting.

     Any director who receives a greater number of shareholder votes "withheld" from his or her election than votes "for" his or her election (other than when the number of nominees exceeds the number of directors to be elected) will submit his or her resignation to the Nominating and Governance Committee. The committee will then review the circumstances and recommend to the Board, within 90 days of the certification of the shareholder vote, whether it should accept the resignation.

III. Director Qualifications

     The Nominating and Governance Committee establishes qualifications for Board membership and standards for the size and composition of the Board to ensure that the Board has the requisite experience and that its membership is sufficiently diverse. At a minimum,

        All directors should have business experience that qualifies them to serve as a director of the Corporation. To this end, directors should be active or retired senior executives (or the equivalent) of other companies, educational institutions, governmental agencies, service providers, or non-profit organizations.

        All directors should exhibit good judgment, strong character, independent thinking, and the highest personal and professional ethics.

        All directors must meet the eligibility requirements specified in the Corporation's Bylaws.

     To avoid potential conflicts of interest,

     A director may not be a director, employee, or consultant of any competitor of the Corporation (i.e., a bank or other financial services institution within the same geographic area). Interlocking directorships will not be allowed. Interlocking or reciprocal directorships occur if a senior executive officer of the Corporation serves on the board or as a trustee of a company or institution that employs one or more Corporation directors.

IV.  Director Independence

     At all times, a majority of the directors must be independent. In assessing independence, the Nominating and Governance Committee will consider the requirements of the NASDAQ Stock Market rules and such other factors as deemed advisable.

V.   Director Duties

     Duty of care: Directors must exercise appropriate diligence to study and understand relevant information in order to make informed decisions.

     Duty of loyalty: Directors must act in good faith and in the best interests of the Corporation and its shareholders, placing those interests above personal interests.

     Duty of candor: Directors must participate fully and frankly in the deliberations of the Board, and furnish all information that may be material to Board decisions.

     Duty of confidentiality: Directors must keep confidential all matters involving the Corporation that have not been disclosed to the general public.

VI.  Director Responsibilities

     To assure that business is conducted in a safe and sound manner, in accordance with laws, regulations, the Corporation's Bylaws, and policies established by the Board.

     To assure that adequate systems and controls exist to identify and manage risks, and to promptly report and resolve concerns.

     To hire, properly compensate, and evaluate the performance of the chief executive officer ("CEO") and, based upon performance against standards established by the Board, to reward, redirect, or replace the CEO as may be appropriate.

     To appoint, evaluate, properly compensate, and plan for the succession of senior management.

     To establish, in concert with the CEO and senior management, the Corporation's strategic plans, and to monitor their implementation and progress.

     To assist in business development.

     To participate in opportunities for director education and training.

     To decline participation in other offices and activities that may interfere with the fulfillment of these director duties and responsibilities.

VII. Director Orientation, Education, and Evaluation

     New directors of the Corporation participate in an orientation to acquaint them with the following:

        Governance Guidelines

        Code of Conduct

        Insider Trading Policy

        Stock Transaction Pre-Clearance and Reporting Procedures

        Directors and Executive Officers

        Strategic Plan

        Business and Operations

        Internal Audit Function and Independent Registered Public Accounting
        Firm

        Risk Management and Compliance

        Recent Board Action

     The Nominating and Governance Committee plans and conducts director education programs and annual evaluations of the performance and effectiveness of the Board and its committees.

VIII. Director Compensation

     The form and amount of director compensation is recommended by the Compensation Committee, as set forth in its charter, and approved by the Board. Director compensation consists of a combination of cash and equity, to facilitate increased ownership of Corporation stock and further alignment with shareholder interests.

IX.  Director Ownership of FNB Corporation Stock

     All directors must be committed to maintaining a meaningful, long-term equity ownership stake in the Corporation, beyond the minimum number of shares of stock that the law requires national bank directors to own.

X.   Director Retirement and Term Limits

     No person is eligible for nomination for director if he or she has attained or will attain age seventy (70) during the calendar year of election except that, upon a finding by the Nominating and Governance Committee that a director's continued service would be in the best interest of the Corporation, she or he may be nominated for election to one additional three-year term.

     The Board does not arbitrarily limit the number of terms a director may serve. Directors who have served the Corporation well for an extended period are able to provide valuable insight based on their understanding of the Corporation's history, objectives, and policies. Rather than impose term limits, the Nominating and Governance Committee conducts annual performance evaluations to gauge the contributions and effectiveness of directors, which are important determinants for continuing Board service.

XI.  Director Resignation Due to Employment Change

     An independent director whose job responsibilities change materially from when the director was elected to the Board is expected to promptly inform the Chairman of the Board (the "Chairman") and the chair of the Nominating and Governance Committee. The Board may review any such change and determine the appropriateness of the director's continued membership on the Board.

     Employee directors are expected to submit their resignations from the Board upon the cessation of their employment with the Corporation.

XII. Service by Directors on Other Boards

     Directors should have sufficient time to carry out their duties. Their service on other boards of public companies should, therefore, be limited to a number that permits them to perform all director duties responsibly.

     In addition to serving on the Corporation's Board, no independent director shall serve on more than four public company boards, and the CEO shall not serve on more than two public company boards. Directors shall advise the Chairman and the chair of the Nominating and Governance Committee in advance of accepting any invitation to serve on another public company board.

XIII. Board Size

     The Corporation's Bylaws specify that the Board shall consist of no fewer than five or more than fifteen directors. The number of directors may vary from time to time within that range, depending upon factors including director retirements and the availability of qualified director candidates.

XIV. Board Classes

     The Board is divided into three classes. Each consists, as nearly as possible, of one-third of the total number of directors. The term of each class is three years.

XV.  Board Leadership

     The Chairman is an independent director. The positions of Chairman and CEO are held by different persons.

XVI. Board Committees

     The Board currently has four committees:  (i) Audit, (ii) Compensation,
     (iii) Executive, and (iv) Nominating and Governance. All members of the Audit, Compensation, and Nominating and Governance committees are independent, as defined by NASDAQ Stock Market rules.

     The chair of each committee is responsible for developing the agendas for committee meetings, with assistance from other committee members and management. The committee chair and members will determine the frequency and length of meetings.

     The committees annually review their charters, to reassess adequacy, and submit any recommended charter changes for Board approval. The committees also annually review and evaluate their performance.

     The committees' principal responsibilities are summarized below and further defined in their charters.

     Audit Committee: Oversees (i) the quality and integrity of the Corporation's financial statements, (ii) the performance of the internal audit function, (iii) compliance with legal and regulatory requirements, and (iv) preparation of the report of the committee required to be included in the annual proxy statement. The committee is also directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm.

     Compensation Committee: (i) Discharges the responsibilities of the Board with regard to compensation of the CEO, other executive officers, and directors; (ii) administers all incentive and equity compensation plans;
     (iii) oversees the Corporation's compensation structure, policies, and programs, including benefit plans; (iv) monitors executive management succession and leadership development; and (v) reviews and approves the Compensation Discussion and Analysis that is required to be included in the annual proxy statement.

     Executive Committee: Acts on behalf of the full Board between meetings of the Board, within the parameters established by applicable law, the Articles of Incorporation and Bylaws of the Corporation, and resolutions of the Board.

     Nominating and Governance Committee: (i) Identifies individuals qualified to continue as or to become directors, and recommends candidates for Board selection; (ii) oversees the orientation, education, and evaluation of the Board and its committees; and (iii) develops and recommends to the Board corporate governance principles.

XVII. Attendance at Meetings

     Directors are expected to attend all meetings of the Board and the Board committees on which they serve, as well as the Annual Meeting and any special meetings of shareholders.

XVIII. Board Meeting Agendas and Information

     The Chairman establishes Board meeting agendas with input from other directors and management. The Secretary maintains a record of recurring agenda items and the timing of those items throughout the year, as well as departmental requests for presentation of matters to the Board.

     These items are placed on a draft agenda that is reviewed by the Chairman and senior management for additions, deletions, and revisions.

XIX. Executive Sessions of Independent Directors

     The Board expects to hold executive sessions of independent directors at each Board meeting but, in any event, will hold them at Board meetings at least four times per year. The Chairman schedules and chairs these executive sessions; however, any independent director may request that additional executive sessions be scheduled.

XX.  Access to Senior Management

     The Board, committees, and directors have full and free access to senior management, officers, and employees of the Corporation and its affiliate(s).

XXI. Authority to Retain Advisors

     The Board and its committees are empowered to engage and terminate outside consultants and other experts and advisors, as needed, at the Corporation's expense. In discharging its duties, the Board is empowered to (i) investigate any matter, with full access to the books, records, facilities, personnel, legal counsel, and independent auditors of the Corporation and its affiliate(s), and (ii) retain and terminate outside counsel.

XXII. Shareholder Communications with the Board

     Persons wishing to contact one or more directors should send correspondence in care of the Secretary of FNB Corporation, P.O. Box 600, Christiansburg, Virginia 24068-0600.


                           Corporate Governance Website

The Corporate Governance Guidelines are published on our website at www.fnbonline.com under the "Investor Relations - Corporate Governance" sections. On occasion, the Nominating and Governance Committee may revise the Corporate Governance Guidelines in response to changing regulatory requirements, evolving best practices, and the concerns of shareholders and other constituents.

In addition to the Corporate Governance Guidelines, other information relating to the Corporation's corporate governance is available on our website, including the following:

     Corporate Code of Conduct

     Insider Trading Policy

     Employee Complaint Procedures for Accounting and Auditing Matters

     Audit Committee Procedures for Investigation of Complaints

     Audit Committee Charter

     Compensation Committee Charter

     Executive Committee Charter

     Nominating and Governance Committee Charter

We will provide any of the foregoing information without charge, upon written request to the Secretary of FNB Corporation, P.O. Box 600, Christiansburg, Virginia 24068-0600.

                     Corporate Governance Information

Director Independence

NASDAQ Stock Market rules define as "independent" a director of a listed company (a "Company"), other than an executive officer or employee of the Company, who does not have a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, NASDAQ Stock Market Rules state that the following directors of a Company shall not satisfy the definition of "independent:"

(i) A director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(ii) A director who, or whose family member, accepted from the Company or any parent or subsidiary of the Company compensation, other than compensation for Board or Board committee service, in excess of $60,000 during any period of twelve consecutive months within the three years preceding the independence determination (provided, however, that audit committees are subject to additional, more stringent requirements);

(iii) A director with any family member who is, or at any time during the past three years was, employed as an executive officer by the Company or any parent or subsidiary of the Company;

(iv) A director who is, or who has a family member who is, a partner, controlling shareholder, or executive officer of any organization to which the Company made, or from which the Company received, payments for property or services during the current or any of the past three fiscal years, that exceeded the greater of $200,000 or 5 percent of the recipient's consolidated gross revenues for the year in which the payments were made;

(v) A director who is, or who has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; and

(vi) A director who is, or whose family member is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during the past three years.

Members of the Audit Committee must satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), which requires that Audit Committee members may not, other than in their capacities as members of the Audit Committee, the Board, or any other Board committee:

(i) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

(ii)   Be an affiliated person of the Company or any subsidiary thereof.

In accordance with these standards, the Board undertook its annual review of director independence. In determining if independence standards were satisfied for Board and committee service, the Board considered the following relationships and transactions:

     Daniel D. Hamrick is the sole member of the law firm of Daniel D. Hamrick, P.C. The Corporation engaged Mr. Hamrick's law firm to perform legal services for the Corporation and its affiliate banks during 2006 and expects to continue this engagement during 2007. In its meeting on February 21, 2006, the Corporation's Audit Committee approved the payment of up to $20,000 to Mr. Hamrick's law firm in 2006 for periodic legal representation of the Corporation. In 2006, the Corporation paid $19,400 to Mr. Hamrick's law firm for legal services.

     Harold K. Neal served as president and chief executive officer of Bedford Bancshares, Inc. and Bedford Federal Savings Bank prior to merger with the Corporation in August 2003. By September 2006, Mr. Neal surpassed the three-year period during which he did not satisfy the NASDAQ definition of "independent" as a result of his former employment by an affiliate of the Corporation.

     Jon T. Wyatt is the president and owner of Sign Systems, Inc., a company that provides signage to the Corporation and its affiliate bank in the course of an ordinary commercial relationship. In 2006, the Corporation paid $25,640 to Sign Systems, Inc. for signage and related services.

In its meeting on January 25, 2007, the Board affirmatively determined the independence for Board service of each non-employee director and nominee for election as a director, including Kendall O. Clay, Glen C. Combs, Douglas Covington, Beverley E. Dalton, Daniel D. Hamrick, F. Courtney Hoge, Steven D. Irvin, Harold K. Neal, Raymond D. Smoot, Jr., Charles W. Steger, and Jon T. Wyatt.

The Board affirmatively determined that Mr. Hamrick is not independent for Audit Committee service, and that Mr. Neal does not qualify as an "outside director" for Compensation Committee service.

The Board also affirmatively determined that William P. Heath, Jr., is not independent for Board, Audit Committee, Compensation Committee, or Nominating and Governance Committee service because he is the President and CEO of the Corporation.

Executive Sessions of Independent Directors

Four executive sessions, or meetings of the independent directors without management present, were held in 2006.

Director Attendance at Annual Meetings of Shareholders

The Corporation has not adopted a formal policy on Board member attendance at its Annual Meetings of Shareholders, although all Board members are encouraged to attend and, historically, most have done so. All Board members attended the Corporation's 2006 Annual Meeting of Shareholders.

Related Party Transactions

The Corporation's Audit Committee is responsible for the review, approval, or ratification of covered related party transactions. The Corporation may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party or the transaction involves compensation approved by the Compensation Committee.

In the event that management determines to recommend a related party transaction, the transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and, at each subsequently scheduled Audit Committee meeting, management will update the Audit Committee as to any material change to the proposed related party transaction. The Audit Committee approves only those related party transactions that are in or are not inconsistent with the best interests of the Corporation and its shareholders, as the Audit Committee determines in good faith.

A "related party transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Corporation was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has, or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related party transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

A "related party" is defined as follows:

(i) Any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer of the Corporation or a nominee to become a director;

(ii) Any person who is known to be the beneficial owner of more than 5 percent of any class of the Corporation's voting securities;

(iii) Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more than 5 percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5 percent beneficial owner; or

(iv) Any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or person in a similar position, or in which such person has a 5 percent or greater beneficial ownership interest.

There were no transactions in 2006, nor are there any currently proposed transactions, in which the Corporation was or is to be a participant, in which the amount involved exceeds $120,000, other than some of the banking transactions disclosed below, in which any related person had or will have a direct or indirect material interest.

Interest of Directors and Executive Officers in Certain Transactions

Directors and executive officers of the Corporation (and its affiliate bank) and persons with whom they are associated have had, and expect to have in the future, banking transactions with the Corporation's affiliate bank(s) in the ordinary course of their businesses. In the opinion of management of the Corporation, all such loans and commitments for loans (i) were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons; (ii) were made in the ordinary course of business; and (iii) do not involve more than a normal risk of collection or present unfavorable features.

Family Relationships

There are no family relationships among any of the Corporation's directors, director nominees, or executive officers.

                                BOARD OF DIRECTORS
                            AND COMMITTEES OF THE BOARD


Director Attendance at Board and Committee Meetings

The Board held eleven meetings during 2006. Every director attended at least 75 percent of the meetings of the Board and the committees of the Board on which he or she served in 2006, with one exception: Beverley E. Dalton attended nine of eleven Board meetings, five of eight Compensation Committee meetings, and one of the three Nominating and Governance Committee meetings held during the year.

Committees of the Board

The Corporation currently has standing Audit, Compensation, Executive, and Nominating and Governance committees. The Chairman of the Board, by virtue of his office, serves as a voting member of all committees.

The charters of all current committees are published on our website at www.fnbonline.com under the "Investor Relations - Corporate Governance" sections. They are also available in print without charge, upon written request to the Secretary of FNB Corporation, P.O. Box 600, Christiansburg, Virginia 24068-0600.

Audit Committee. Current members of the Audit Committee are Directors Hoge (Chair), Clay, Covington, Smoot, and Steger. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the listing standards of the NASDAQ Stock Market and applicable Securities and Exchange Commission ("SEC") regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience that results in the individual's financial sophistication. The Board has further determined that Dr. Smoot qualifies as an "audit committee financial expert" within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the Corporation's accounting and financial reporting processes and audits of the financial statements of the Corporation. The purpose of the committee is to monitor (i) the integrity of the Corporation's financial statements, (ii) the independence and qualifications of the Corporation's independent registered public accounting firm, (iii) the Corporation's compliance with legal and regulatory requirements, (iv) the performance of the Corporation's internal audit function, (v) the performance of the Corporation's independent registered public accounting firm, and (vi) the Corporation's system of internal controls. During 2006, the Audit Committee met four times.

Compensation Committee. Current members of the Compensation Committee are Directors Combs (Chair), Dalton, Hoge, Irvin, and Steger, each of whom satisfies the independence requirements applicable to compensation committees of the NASDAQ Stock Market. The Compensation Committee was formed in May 2006. The purpose of the Compensation Committee is to (i) discharge the responsibilities of the Board with regard to compensation of the CEO, other executive officers, and directors; (ii) administer all incentive and equity compensation plans; (iii) oversee the Corporation's compensation structure, policies, and programs, including benefit plans; (iv) monitor executive management succession and leadership development; and (v) review and approve the Compensation Discussion and Analysis required to be included in the annual proxy statement. During 2006, the Compensation Committee, including the independent directors acting in this capacity prior to May 2006, met eight times.

Executive Committee. Current members of the Executive Committee are Directors Hamrick (Chair), Combs, Heath, Irvin, and Neal. The Executive Committee is authorized, between meetings of the Board, to exercise the authority of the Board to the extent not prohibited by law, regulation, Corporation policy, or resolution of the Board. The Executive Committee met one time in 2006.

Nominating and Governance Committee. Current members of the Nominating and Governance Committee are Directors Clay (Chair), Covington, Dalton, and Hamrick, each of whom satisfies the independence requirements applicable to nominating committees of the NASDAQ Stock Market. The Nominating and Governance Committee was formed in May 2006. The purpose of the Nominating and Governance Committee is to (i) identify individuals qualified to continue as or to become directors, and recommend candidates for Board selection; (ii) oversee the orientation, education, and evaluation of the Board and its committees; and (iii) develop and recommend to the Board corporate governance principles. During 2006, the Nominating and Governance Committee, including the independent directors acting in this capacity prior to May 2006, met three times.

The Board of Directors has adopted minimum qualifications for director candidates, which are described in Sections III, IV, and IX-XII of the Corporate Governance Guidelines presented on pages 3 through 8 of this proxy statement.

The Nominating and Governance Committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate's qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Secretary of FNB Corporation at the Corporation's principal office, located at 105 Arbor Drive, Christiansburg, Virginia 24073, and must be received by December 1, 2007 in order to be considered by the Nominating and Governance Committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Governance Committee.

In accordance with the Corporation's Bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an Annual Meeting if the nomination is made in writing. Any such shareholder nominations must be received by the Secretary at the Corporation's principal office in Christiansburg, Virginia on or before December 1, 2007.

In order to be valid, a shareholder nomination must set forth (i) the name and address, as they appear on the Corporation's books, of the shareholder nominating the candidate; (ii) the number of shares of the Corporation's stock beneficially owned by the shareholder; (iii) the name, age, business address, and residence address of the nominee; (iv) the principal occupation or employment of the nominee; (v) the number of shares of the Corporation's stock beneficially owned by the nominee, if any; (vi) a description of all arrangements or understandings between the shareholder and the nominee and any other persons pursuant to which the shareholder is making the nomination; and
(vii) any other information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required pursuant to Regulation 14A under the Exchange Act, as amended, relating to any person that the shareholder proposes to nominate for election or reelection as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Compensation of Non-Employee Directors

The Corporation uses a combination of cash and equity compensation to attract and retain qualified directors. The skills, experience, and significant amount of time required of directors in fulfilling their duties to the Corporation are considered in determining the amount of director compensation. Prior to the establishment of the Compensation Committee in May 2006, director compensation was determined by a majority of the independent members of the Board. Beginning in May 2006, the Compensation Committee became responsible for determining director compensation, subject to approval by the Board.

Employees of the Corporation receive no additional compensation for service as directors. Since 2004, non-employee directors of the Corporation generally received annual grants of stock and non-qualified stock options, as well as monthly cash compensation of $1,000 for their service to the Board.
Jon T. Wyatt, Raymond D. Smoot, Jr., Glen C. Combs, and Hugh H. Bond received additional monthly compensation in the amounts of $500, $500, $250, and $250, respectively, in consideration of their added responsibility as chairmen of the boards of FNB Corporation (Wyatt), First National Bank (Smoot), FNB Salem Bank & Trust (Combs), and Bedford Federal Savings Bank (Bond).

In May 2006, FNB Salem Bank & Trust and Bedford Federal Savings Bank were merged into First National Bank (the "Bank"). Raymond D. Smoot, Jr. was elected chair of the consolidated Bank board at that time. In determining the appropriate level of future cash and equity compensation for the non-employee directors of the Bank and Corporation, the independent directors and Compensation Committee considered the recommendations of L. R. Webber and Associates of Hollidaysburg, Pennsylvania, a compensation consultant retained by the independent directors, which was based on survey data from peer financial institutions in the Mid-Atlantic region. The Board approved changes in the cash and equity compensation for directors of the Bank and Corporation, effective May 9, 2006.

Monthly Cash Compensation. Non-employee directors of the Corporation currently receive monthly cash compensation of $1,000 and $300 per committee meeting attended, with the following exceptions:

     Committee chairs receive $375 per meeting attended of any committee they chair.

     The Chairman of the Board (Wyatt) receives additional monthly cash compensation of $1,500, for total cash compensation of $2,500 per month, but receives no committee meeting attendance fees.

     The Bank board chair (Smoot), who also serves as a Corporation director, receives monthly cash compensation of $2,000 and $300 per Corporation Board committee meeting attended, but does not receive a fee for Bank board committee meeting attendance.

Non-employee directors of the Corporation may defer their cash compensation through participation in the VBA Director's Deferred Compensation Plan for FNB Corporation (the "Director Deferred Compensation Plan"). In 2006, Jon T. Wyatt deferred 100 percent of his cash compensation through this plan.

Annual Equity Compensation. On May 25, 2006, non-employee directors of the Corporation, including the Chairman and the Bank board chair, received an annual award of 357 shares of unrestricted common stock of the Corporation, with a fair market value of approximately $12,000 as determined by the Compensation Committee of the Board, for service from May 2006 until the 2007 Annual Meeting.

Non-employee directors may also receive, from time to time, additional awards of unrestricted stock, restricted stock, restricted stock units, stock appreciation rights, or stock options under the 2006 Incentive Stock Plan;

however, no additional grants of equity compensation were awarded to non-employee directors in 2006.

Retirement Compensation. Historically, directors of the Corporation who retired after ten years or more of service have been paid $500 per month for a period of five years following retirement. For directors of the Corporation who have retired with fewer than ten years but at least five years of service, the payment has been prorated on an annual basis at a rate of 10 percent per year, beginning at five years and 50 percent of the $500 amount (i.e., $250 per month).

On December 16, 2004, following an in-depth study of peer and emerging practices, the independent directors of the Corporation voted unanimously to discontinue this practice of compensating retired directors, effective with respect to all future retirements from the Board.

The Corporation has continued to pay in accordance with prior practice those retired directors who were receiving compensation at the time of the change in policy. Currently, only one retired director continues to be compensated. This commitment will conclude in May 2007.

Continued Compensation in Accordance with the Agreement and Plan of Merger Between Bedford Bancshares, Inc. ("Bedford") and FNB Corporation. Though he retired from the Corporation Board in May 2006, Hugh H. Bond continued to receive $850 per month in cash compensation through August 2006, in accordance with the agreement that former Bedford directors would be compensated for a period of 36 months from the effective date of the merger of Bedford and the Corporation.

The following table provides compensation information for the year ended December 31, 2006 for each non-employee member of the Corporation's Board of Directors.








                          Director Compensation Table
                                 Fiscal 2006


                                                           Non-Equity
                       Fees Earned    Stock     Option     Incentive Plan
                       or Paid in     Awards    Awards     Compensation
Name (1)               Cash ($)      ($)(2)(3)  ($)(4)     ($)

Jon T. Wyatt           26,000 (5)    10,006       --            --
Hugh H. Bond            5,000         2,004       --            --
Kendall O. Clay        13,650        10,006       --            --
Glen C. Combs          15,175        10,006       --            --
Douglas Covington      13,200        10,006       --            --
Beverley E. Dalton     12,900        10,006       --            --
Daniel D. Hamrick      14,175        10,006       --            --
F. Courtney Hoge       14,625        10,006       --            --
Steven D. Irvin        14,100        10,006       --            --
Harold K. Neal         12,300        10,006       --            --
Raymond D. Smoot, Jr.  22,900        10,006       --            --
Charles W. Steger      14,700        10,006       --            --


                    Director Compensation Table (Continued)
                                 Fiscal 2006


                       Change in
                       Pension Value and
                       Nonqualified
                       Deferred             All Other
                       Compensation         Compensation    Total
Name (1)               Earnings ($)         ($)             ($)

Jon T. Wyatt                --                   --        36,006
Hugh H. Bond                --                3,400(6)     10,404
Kendall O. Clay             --                   --        23,656
Glen C. Combs               --                   --        25,181
Douglas Covington           --                   --        23,206
Beverley E. Dalton          --                   --        22,906
Daniel D. Hamrick           --                   --        24,181
F. Courtney Hoge            --                   --        24,631
Steven D. Irvin             --                   --        24,106
Harold K. Neal              --                   --        22,306
Raymond D. Smoot, Jr.       --                   --        32,906
Charles W. Steger           --                   --        24,706


(1) William P. Heath, Jr., the Corporation's President and CEO, is not included in this table because he is an employee of the Corporation and receives no compensation for service as a director. The compensation received by Mr. Heath as an employee of the Corporation is included in the Summary Compensation Table on page 35.
(2) The grant date fair value of each unrestricted stock award for 2006, computed in accordance with FAS 123(R), was $33.62 per share or $12,002 per director. At that time, the 2006 Incentive Stock Plan defined the fair market value of a share, with respect to such awards, as the mean between the high and low sales price of the stock on the relevant date if it was a trading date or, if not, on the most recent date on which the stock was traded prior to such date, as reported by the NASDAQ Stock Market. May 25, 2006 was a trading date. On December 21, 2006, the Compensation Committee amended the 2006 Incentive Stock Plan to change the fair market value definition to the closing price of the stock, with respect to awards other than stock payment awards made on or after December 21, 2006.

(3) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of stock awards pursuant to the 2000 Incentive Stock Plan and the 2006 Incentive Stock Plan and, thus, include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote (1)(m) to the Corporation's audited financial statements for the fiscal year ended December 31, 2006, which are included in the Corporation's Annual Report on Form 10-K filed with the SEC on March 12, 2007. As of December 31, 2006, the non-employee directors held the following stock award shares: Mr. Wyatt, 1,751; Mr. Bond, 642; Mr. Clay, 1,804; Mr. Combs, 540; Dr. Covington, 1,804; Ms. Dalton, 1,168; Mr. Hamrick, 1,804; Mr. Hoge, 1,486; Mr. Irvin, 1,804; Mr. Neal, 642; Dr. Smoot, 1,522; and Dr.
     Steger, 1,751.
(4) The Corporation accelerated the vesting of all unvested stock options outstanding as of December 31, 2005, and did not grant options to directors in 2006. Therefore, the Corporation recognized no compensation expense for director options for the fiscal year ended December 31, 2006. As of December 31, 2006, the non-employee directors had the following stock options outstanding: Mr. Wyatt, 8,183; Mr. Bond, 2,073; Mr. Clay, 11,893; Mr. Combs, 3,904; Dr. Covington, 11,893; Ms. Dalton, 4,473; Mr.
     Hamrick, 11,893; Mr. Hoge, 10,014; Mr. Irvin, 11,363; Mr. Neal, 2,073;
     Dr. Smoot, 10,233; and Dr. Steger, 8,183. The options outstanding for Messrs. Combs and Hoge include 1,831 stock options that each of these directors received as compensation from SWVA Bancshares, Inc. ("SWVA") that were converted to Corporation stock options following the merger of SWVA and the Corporation on May 8, 2001.
(5) Mr. Wyatt deferred 100 percent of his 2006 cash compensation through participation in the Director Deferred Compensation Plan.
(6) Reflects monthly cash compensation paid after Mr. Bond's retirement from the Board, in accordance with the merger agreement discussed above.

                            SECURITY OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table shows, as of March 1, 2007, the beneficial ownership of the Corporation's common stock of each director, director nominee, and executive officer named in the summary compensation table, and of all directors, director nominees, and executive officers of the Corporation as a group. The Corporation knows of no person or group that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of March 1, 2007.


                     Amount and Nature of Beneficial Ownership
                                             Exercisable            Percent of
Name                      Shares (1) (2)     Options                Class
Daniel A. Becker             2,756 (3)         1,060                     *
Kendall O. Clay             24,141            11,893                     *
Glen C. Combs               20,444 (4)         3,904                     *
Douglas Covington            3,215            11,893                     *
Beverley E. Dalton           1,525             4,473                     *
David W. DeHart              2,609 (5)           --                      *
Gregory W. Feldmann          3,057 (6)           --                      *
Daniel D. Hamrick            9,959 (7)        11,893                     *
William P. Heath, Jr.        3,626 (8)         7,500                     *
F. Courtney Hoge            13,866            10,014                     *
Keith J. Houghton            3,673 (9)           --                      *
Steven D. Irvin             10,344 (10)       11,363                     *
Harold K. Neal              75,274 (11)        2,073                 1.05%
Raymond D. Smoot, Jr.        6,437 (12)       10,233                     *
Charles W. Steger            2,194             8,183                     *
Jon T. Wyatt                32,049 (13)        8,183                     *
All directors and
executive officers
as a group (20
persons) (14)              239,610 (15)      106,429 (16)            4.63%


* Percentage of ownership is less than one percent of the outstanding shares of the Corporation's common stock as of March 1, 2007.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security, or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days. Except as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares shown.
(2) Includes shares allocated to employees pursuant to the Corporation's Employee Stock Ownership Plan (the "ESOP"). Participants in the ESOP have shared voting power and no investment power (other than in accordance with the diversification rules of the ESOP) over the shares held in the ESOP. Does not include shares that have not yet been allocated to employees pursuant to the ESOP for 2006.
(3) Includes 355 restricted shares over which Mr. Becker does not have investment power until such shares vest and 1,765 shares held in the ESOP that have been allocated to Mr. Becker through December 31, 2005.
(4) Includes 6,334 shares held by Mr. Combs' spouse in an individual retirement account (an "IRA").
(5) Includes 1,535 restricted shares over which Mr. DeHart does not have investment power until such shares vest.
(6) Includes 1,370 restricted shares over which Mr. Feldmann does not have investment power until such shares vest and 99 shares held in the ESOP that have been allocated to Mr. Feldmann through December 31, 2005.
(7) Includes 1,810 shares held by Mr. Hamrick's spouse and 362 shares held by immediate family members living at the same address.
(8) Includes 985 restricted shares over which Mr. Heath does not have investment power until such shares vest and 431 shares held in the ESOP that have been allocated to Mr. Heath through December 31, 2005.
(9) Includes 330 restricted shares over which Mr. Houghton does not have investment power until such shares vest and 2,151 shares held in the ESOP that have been allocated to Mr. Houghton through December 31, 2005.
(10) Includes 730 shares held by Mr. Irvin's spouse in an IRA and 263 shares held for the benefit of Mr. Irvin's son in accordance with the Virginia Uniform Transfer to Minors Act.
(11)  Includes 2,562 shares held by Mr. Neal's spouse in an IRA.
(12) Includes 200 shares held by an immediate family member of Dr. Smoot living at the same address.
(13)  Includes 11,885 shares held by Mr. Wyatt's spouse.
(14) Includes shares held by William B. Littreal, EVP; Kay O. McCoy, EVP/Director of Retail Banking; Wooddell B. Nester, EVP/Chief Systems Officer; and D. W. Shilling, Market President (Central Virginia).
(15) Mr. Littreal holds 2,500 shares directly, including 2,000 restricted shares over which he does not have investment power until such shares vest. Ms. McCoy holds 3,457 shares directly, including 270 restricted shares over which she does not have investment power until such shares vest and 1,001 shares held in the ESOP that have been allocated to her through December 31, 2005. Mr. Nester holds 11,545 shares directly, including 260 restricted shares over which he does not have investment power until such shares vest and 6,590 shares held in the ESOP that have been allocated to him through December 31, 2005. Mr. Shilling holds 6,939 shares directly, including 315 restricted shares over which he does not have investment power until such shares vest and 2,823 shares held in the ESOP that have been allocated to him through December 31, 2005.
(16) Includes 1,644 options exercisable by Mr. Nester and 2,120 options exercisable by Mr. Shilling.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers, and any 10 percent beneficial owners of the Corporation's common stock to file reports concerning their ownership of and transactions in the Corporation's common stock. Based on a review of the reports of changes in beneficial ownership of common stock and written representations made to the Corporation, the Corporation believes that its directors and officers complied with all filing requirements under Section 16(a) of the Exchange Act with respect to 2006, except that Dr. Charles W. Steger reported the sale of 530 shares on a Form 4 filed on July 3, 2006 that was required by Section 16(a) to be filed by March 16, 2006.

                       PROPOSALS REQUIRING YOUR VOTE


Proposal One:  Election of Directors

The Board of Directors is divided into three classes (I, II, and III), with one class being elected every year for a term of three years. The Board currently consists of twelve directors.

Director Nomination Process. It is the responsibility of the Nominating and Governance Committee to identify individuals qualified to continue as or to become directors, consistent with established criteria; and to nominate candidates for election or reelection as directors by the shareholders of the Corporation. On January 25, 2007, the Board of Directors reviewed and approved the recommendation of the Nominating and Governance Committee with regard to the following director nominees.

Director Nominees. Kendall O. Clay, Harold K. Neal, Charles W. Steger, and Jon T. Wyatt have been nominated for reelection as Class II directors to a term expiring at the 2010 Annual Meeting or until such later time as their successors are duly elected and qualified. Certain information follows concerning the four nominees for election at the 2007 Annual Meeting, as well as certain information about the other Class III and Class I directors who will continue in office until the 2008 and 2009 Annual Meetings, respectively. The Board of Directors unanimously recommends that you vote "FOR" the election of the director nominees listed.


        Director Nominees to be Elected at the 2007 Annual Meeting


                                         Principal Occupation, Business
                             Director    Experience During Past Five Years,
Name (Age)                   Since       and Directorships

     Class II(To Serve Until the 2010 Annual Meeting of Shareholders)

Kendall O. Clay (64)          1996       Attorney, Kendall O. Clay, P.C.

Harold K. Neal (69)           2003       Retired;  formerly President and CEO,
                                         Bedford Bancshares, Inc. and Bedford
                                         Federal Savings Bank

Charles W. Steger (59)        2000       President, Virginia Polytechnic
                                         Institute and State University
                                         ("VPI-SU"), and Director, Shenandoah
                                         Life Insurance

Jon T. Wyatt (66)             2000       President, Sign Systems, Inc.

                        Directors Continuing in Office


                                         Principal Occupation, Business
                             Director    Experience During Past Five Years,
Name (Age)                   Since       and Directorships

      Class III (Serving Until the 2008 Annual Meeting of Shareholders)

Glen C. Combs (60)            2005       Retired; formerly Vice President,
                                         Acosta Sales

Douglas Covington (72)        1999       Retired; formerly Interim President,
                                         Emory & Henry College and President,
                                         Radford University

F. Courtney Hoge (66)         2001       Insurance and Financial Planning,
                                         New York Life

Raymond D. Smoot, Jr. (60)    2004       Chief Operating Officer and
                                         Secretary/Treasurer, Virginia Tech
                                         Foundation, Inc., and Director, RGC
                                         Resources, Inc.; formerly Vice
                                         President for Administration and
                                         Treasurer, VPI-SU

      Class I (Serving Until the 2009 Annual Meeting of Shareholders)

Beverley E. Dalton (58)       2002       Owner, English Construction Company

Daniel D. Hamrick (60)        1996       Attorney, Daniel D. Hamrick, P.C.

William P. Heath, Jr. (62)    2003       President and CEO, FNB Corporation
                                         and First National Bank; formerly
                                         President and Chief Operating
                                         Officer, Harbor Bank


Steven D. Irvin (48)          2000       Senior Vice President and Director
                                         of Sales, Bankers Insurance LLC;
                                         formerly Vice President, Blue Ridge
                                         Insurance


Shareholder Communication with Directors

The Board of Directors has adopted a process to facilitate written communication to directors by shareholders or other interested parties. Persons wishing to contact one or more members of the Board should send correspondence to FNB Corporation, in care of the Secretary, P.O. Box 600, Christiansburg, Virginia 24068-0600.

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The Corporation's Audit Committee has appointed the accounting firm of Brown, Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2007. Brown, Edwards & Company, L.L.P. rendered audit services to the Corporation during 2006. As a matter of good corporate governance, the Audit Committee has determined to submit for ratification its appointment of Brown, Edwards & Company, L.L.P. for the year ending December 31, 2007. In the event that this appointment is not ratified by shareholders at the Annual Meeting, the Audit Committee will consider making a change in the independent registered public accounting firm for 2008. The Board of Directors recommends that you vote "FOR" ratification of the appointment of Brown, Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2007.

Representatives of Brown, Edwards & Company, L.L.P. are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.


                                 AUDIT MATTERS


Audit Committee Report

The Board of Directors has a standing Audit Committee that currently consists of Directors Hoge (Chair), Clay, Covington, Smoot, and Steger. Each of these directors meets the current independence and financial literacy requirements for audit committee membership of the listing standards of the NASDAQ Stock Market and applicable SEC regulations. The Audit Committee has furnished the following report.

While management has the primary responsibility for the financial statements and the reporting process, including the Corporation's system of internal controls, the Audit Committee monitors and reviews the Corporation's financial reporting process on behalf of the Board. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. The full text of the Audit Committee Charter is available on the Corporation's website at www.fnbonline.com under "Investor Relations - Corporate Governance."

The Corporation's independent registered public accounting firm is responsible for performing an independent integrated audit of (i) the Corporation's consolidated financial statements, (ii) management's attestation to internal controls over financial reporting, and (iii) internal controls over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee does not complete its monitoring prior to the Corporation's public announcements of financial results, however; and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of (i) the Corporation's management, which has the primary responsibility for the preparation of financial statements and reports, and (ii) the Corporation's independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Corporation's consolidated annual financial statements to generally accepted accounting principles accepted in the United States of America.

In this context, the Audit Committee met and held discussions with management and the Corporation's independent registered public accounting firm, Brown, Edwards & Company, L.L.P., with respect to the Corporation's financial statements for the fiscal year ended December 31, 2006. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including its judgments about the quality, not just the acceptability, of the Corporation's accounting principles and underlying estimates in the Corporation's consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Corporation; and other material written communication between the independent registered public accounting firm and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Corporation and the Corporation's management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) adopted by the Public Company Accounting Oversight Board pursuant to Rule 3600T.

The Audit Committee also discussed with the Corporation's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

                            F. Courtney Hoge, Chair
                            Kendall O. Clay
                            Douglas Covington
                            Raymond D. Smoot, Jr.
                            Charles W. Steger


Audit Committee Pre-Approval Policy

The Audit Committee is responsible for the appointment, compensation, and oversight of the work performed by the Corporation's independent registered public accounting firm. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and permitted non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm's independence. The Audit Committee has delegated interim pre-approval authority to F. Courtney Hoge, Audit Committee Chair. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibility to pre-approve services performed by the independent registered public accounting firm.

The following table presents fees for professional audit services rendered by Brown, Edwards & Company, L.L.P. for the audit of the Corporation's annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed for other services rendered by Brown, Edwards & Company, L.L.P. during those periods. All services reflected in the following table for 2006 and 2005 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

                          Audit and Non-Audit Fees


Year Ended December 31,                            2006          2005
Audit Fees                                     $137,450      $157,587
Audit Related Fees (1)                          $15,102       $17,028
Tax Fees (2)                                    $23,555       $34,142
All Other Fees                                       --            --
Total                                          $176,107      $208,757


(1) Includes fees related to the performance of audits and attest services not required by statute or regulation; fees related to assistance with the application of generally accepted accounting principles to certain transactions; and fees related to the compliance requirement of Section 404 of the Sarbanes-Oxley Act of 2002.
(2) Includes fees for preparation of tax returns and for tax compliance services.

The Audit Committee has considered the provision by Brown, Edwards & Company, L.L.P. of the above non-audit services to the Corporation and has determined that the provision of these services by Brown, Edwards & Company, L.L.P. is compatible with maintaining that firm's independence from the Corporation.

                  EXECUTIVE OFFICERS OF THE CORPORATION
                        AND THEIR COMPENSATION


As of March 1, 2007, the following individuals were designated by resolution of the Board of Directors as executive officers of the Corporation:


                             Executive
                             Officer     Principal Occupation During Past
Name (Age)                   Since       Five Years

William P. Heath, Jr. (62)     2003      President and CEO of First National
                                         Bank since May 2006; President and
                                         CEO of FNB Corporation since June
                                         2003; President and Chief Operating
                                         Officer of Harbor Bank from March
                                         2001 to June 2003

Daniel A. Becker (64)          2000      Executive Vice President and Chief
                                         Financial Officer since July 2004;
                                         Senior Vice President and Chief
                                         Financial Officer prior to July 2004

David W. DeHart (52)           2005      Market President (New River Valley)
                                         and Director of Commercial Banking
                                         since May 2006; Executive Vice
                                         President, and President and CEO of
                                         First National Bank from August 2005
                                         to May 2006; Market President of
                                         SunTrust Bank, New River Valley,
                                         prior to August 2005

Gregory W. Feldmann (50)       2004      Chief Operating Officer since July
                                         2006; Market President (Roanoke
                                         Valley) and Director of Wealth
                                         Management since May 2006; President
                                         and CEO of FNB Salem Bank & Trust
                                         from January 2005 until May 2006;
                                         Executive Vice President and Director
                                         of Corporate Banking and Alternate
                                         Business Lines from August 2004 until
                                         May 2006; President of Gryphon
                                         Capital Advisors, Inc. and Managing
                                         Director of Gryphon Capital Partners
                                         prior to August 2004

Keith J. Houghton (44)         2004      Executive Vice President and Chief
                                         Risk Officer since September 2004;
                                         Executive Vice President from July
                                         2004 until September 2004; Executive
                                         Vice President and Chief Lending
                                         Officer of FNB Salem Bank & Trust
                                         from August 2002 until July 2004;
                                         Senior Vice President and Manager of
                                         Commercial Banking prior to
                                         August 2002

                             Executive
                             Officer     Principal Occupation During Past
Name (Age)                   Since       Five Years

William B. Littreal (37)       2007      Executive Vice President since
                                         January 2007; Chief Financial Officer
                                         of TransCommunity Financial
                                         Corporation and Director of the Bank
                                         of Louisa, N.A., from January 2006
                                         until January 2007; Senior Vice
                                         President and Controller of
                                         TransCommunity Financial Corporation
                                         from May 2005 until January 2006;
                                         Information Systems Manager of the
                                         Finance Department of the City of
                                         Richmond, Virginia from October 2004
                                         until April 2005; President of
                                         Capital Resource Group, Inc., from
                                         June 2004 until October 2004; Senior
                                         Vice President of Operations and
                                         Technology of Citizens and Farmer
                                         Bank prior to June 2004

Kay O. McCoy (55)              2004      Executive Vice President and Director
                                         of Retail Banking since July 2004;
                                         Senior Vice President and Director of
                                         Retail Banking prior to July 2004

Wooddell B. Nester (62)        2004      Executive Vice President and Chief
                                         Systems Officer since July 2004;
                                         Senior Vice President and Chief
                                         Systems Officer from January 2004
                                         until July 2004; Senior Vice
                                         President and Cashier of First
                                         National Bank prior to January 2004

D.W. Shilling (60)             2005      Market President (Central Virginia)
                                         since May 2006; Executive Vice
                                         President from May 2005 until May
                                         2006; President and CEO of Bedford
                                         Federal Savings Bank from August
                                         2003 to May 2006; Executive Vice
                                         President of FNB Salem Bank & Trust
                                         from May 2002 until August 2003;
                                         President and CEO of Southwest
                                         Virginia Savings Bank prior to May
                                         2002

                 Compensation Discussion and Analysis

Compensation Philosophy

The Corporation is guided by the following key principles in determining executive officer compensation:

   Independence. An independent Compensation Committee (the "Committee") of the Board is responsible for reviewing and establishing the compensation of the CEO, and reviewing and approving the compensation of all other executive officers, including the other named executive officers ("NEOs"). As often as the Committee deems advisable, it may enlist the assistance of independent compensation consultants who are retained by and report directly to the Committee.

   Prior to May 2006, the compensation of the CEO and other executive officers was determined by the Corporation's non-employee directors who were independent under the listing standards of the NASDAQ Stock Market, as permitted by NASDAQ rules. The independent directors were also empowered to enlist the assistance of independent compensation consultants who were retained by and reported directly to them.

   Competition. Compensation should be consistent with the marketplace to help the Corporation attract, motivate, reward, and retain talented executives. In evaluating the competition, the Committee will consider financial services companies that are comparable to the Corporation in size, complexity, performance, and other relevant characteristics ("peer" companies). It is expected that peer analysis will provide reasonable standards against which the Corporation's executive compensation may be compared. It is understood that peer analysis is only a tool in the planning process.

   Accountability for Performance. Compensation should be tied in part to (i) the Corporation's financial performance, so that executives are motivated to provide leadership in implementing and attaining strategies to achieve the Corporation's business objectives; and (ii) individual performance, to encourage and reflect the contributions of each executive officer to the Corporation's financial performance.

   Accountability for Compliance. Compensation should be tied in part to the Corporation's and executives' compliance with the letter and the spirit of all applicable statutory and regulatory obligations and duties.

   Alignment with Shareholder Interests. Compensation should include an equity component that is contingent upon the performance of the Corporation's stock, to align executives' interests with those of the Corporation's shareholders.

Compensation Objectives

The Committee and the independent directors believe that the ultimate objective of executive compensation should be to motivate and reward behaviors and achievements that lead to improved shareholder value. To that end, the Committee and the independent directors believe that effective executive compensation rewards (i) the achievement of specific annual, long-term, and strategic objectives of the Corporation, and (ii) high levels of performance, as measured by the achievement of financial and other targets that align with shareholder interests. Such compensation should also assist the Corporation in attracting and retaining key executives critical to its long-term success, and should be perceived as fundamentally fair and reasonable.

Compensation Elements

The elements of executive officer compensation are as follows:

   Base Salary. The Corporation provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers and other employees of the Corporation are determined based on position, responsibility, skill set, and the market value of the skill set, using comparative market data.

   Base salary levels are typically considered annually as part of the Corporation's performance review process. Annual merit increases in executive officer and employee salaries are based upon an assessment of individual performance. Individual base salary levels may also be considered and increased upon a promotion or other change in position and/or responsibility.

   Annual Cash Incentive Compensation. The Corporation provides a Pay-for-Performance Plan to augment base salaries for executive officers and other eligible employees with cash incentive compensation when high levels of performance contribute to the Corporation's success and profitability in any given year. The Pay-for-Performance Plan is administered by the Committee.

   The potential payout under the Pay-for-Performance Plan is tiered according to job classification, so that a higher percentage of executive compensation is tied directly to the Corporation's performance. However, the performance objectives built into the plan, which are subject to annual review and approval by the Committee, are the same for executive officers and other eligible employees in order to promote unity of purpose throughout the Corporation.

   Pay-for-Performance Plan tiers are defined as follows:

   Tier        Participants
   #1          President & CEO
   #2          Executive Vice Presidents
   #3          Senior Vice Presidents
   #4          All Other Officers
   #5          Remaining Eligible Employees

   For 2006, the potential payout percentages by tier for performance at or above the targeted level were as follows, and are expressed as a percentage of eligible compensation (i.e., an eligible employee's regular earnings, which includes base pay but excludes overtime, bonuses, and any prior-year incentive award paid during the plan year):


   Performance      Tier #1    Tier #2    Tier #3    Tier #4    Tier #5
      Level          Award      Award      Award      Award      Award

      100%            25%        12%         7%         4%         2%
      110%            32%        16%        9.5%       5.5%        3%


   For 2006, the performance objectives approved for the Pay-for-Performance Plan related to (i) net income, (ii) core transaction deposit growth, (iii) loan growth, and (iv) asset quality. These objectives were weighted, to underscore their relative importance, at 50, 20, 20, and 10 percent, respectively.

   Long-Term Equity Incentive Compensation. Generally, the Corporation has awarded long-term incentive compensation pursuant to the Corporation's 2000 Incentive Stock Plan (the "2000 Plan"), which was replaced by the 2006 Incentive Stock Plan ("the 2006 Plan"). Both plans were designed to provide equity compensation opportunities for employees and non-employee directors of the Corporation and its affiliate(s).

   The 2000 Plan provided for awards including incentive and non-qualified stock options, stock appreciation rights, restricted stock, and unrestricted stock to eligible participants. The 2000 Plan was administered by the independent directors.

   The 2006 Plan provides for awards including incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and unrestricted stock to eligible participants. The 2006 Plan is administered by the Committee.

   The purpose of both plans is to promote the success of the Corporation by providing incentives to employees and non-employee directors that will promote the identification of their personal interest with (i) the long-term financial success of the Corporation and (ii) growth in shareholder value. In addition, from time to time, the independent directors and the Committee have made awards under the plans as inducement grants to new executives or to reward performance.

   Perquisites and Other Personal Benefits. The Corporation provides executive officers and other employees with perquisites and personal benefits that the Committee believes are reasonable and consistent with the Corporation's compensation philosophy and objectives. A principal goal with regard to perquisites and other personal benefits provided to executives is to enable the Corporation to attract and retain these key employees. Perquisites and personal benefits are monitored by the Committee to assure that they are reasonable, competitive, and effective.

   Examples of perquisites that may be provided by the Corporation to its CEO and NEOs include club memberships not used exclusively for business entertainment purposes, personal travel using vehicles owned by the Corporation, car allowances, and cash dividends paid on restricted stock awards.

   Personal benefits provided by the Corporation to all employees, including the CEO and NEOs, include up to twenty days of paid vacation each year depending upon length of tenure and position; eight days per year of paid time off; a flexible benefits plan that includes medical, dental, group term life, dependent life, vision care, and long-term care insurance options; and two qualified retirement plans. While the Corporation does not provide pension arrangements, all eligible employees participate in the Employee Stock Ownership Plan ("ESOP") and may participate in the 401(k) Plan. The ESOP is a non-contributory defined contribution plan funded by the Corporation on behalf of its executives and other employees that invests, primarily, in the Corporation's common stock. The Corporation contributes approximately four percent of employee compensation to the ESOP annually. The Corporation also matches participant contributions to the 401(k) Plan, up to four percent of a participant's compensation.

   Employment and Change-in-Control Agreements. The Corporation has entered into an employment agreement with the CEO, and change-in-control agreements with the NEOs, which are described in detail under "Employment and Other Agreements" beginning on page 39 of this proxy statement. The employment agreement promises certain benefits to the CEO that are relatively standard for CEOs in the financial services industry, and includes protections for the Corporation in the event the CEO's employment is terminated. The change-in-control agreements are intended to (i) promote stability and continuity among senior management, and (ii) allow senior management to focus on managing the Corporation in the face of a potential change in control.

The Committee does not, and the independent directors did not, adjust any of the foregoing elements of executive officer compensation without considering
(i) the impact of an adjustment on total compensation for each executive officer, and (ii) the interrelationship of compensation among all executive officers. In 2005 and in 2006, the independent directors and the Committee reviewed compensation tally sheets for the executive officers. These tally sheets attributed dollar amounts to and compared all components of executive officer compensation, including base salary, annual cash incentive compensation, outstanding equity awards, perquisites, and other personal benefits.

Compensation Deliberations and Decisions

In making decisions regarding NEO compensation, the independent directors and the Committee considered input and recommendations from the full Board, including the CEO. In making decisions regarding CEO compensation, the independent directors and the Committee considered input and recommendations from the full Board except that the CEO was not present for these discussions and deliberations.

It is the practice of the Committee, and has been the practice of the independent directors, to make significant compensation decisions in a multi-step process over the course of more than one meeting in order to consider and discuss alternative courses of action, request additional information as necessary, and raise and discuss further questions.

Compensation Review and Adjustment

Compensation Review. Being aware of the dynamics of executive compensation, the independent directors determined in 2005 to retain an independent compensation expert to assist them in evaluating and adjusting executive compensation, as necessary, to ensure that it (i) supports the strategic objectives and performance of the Corporation; (ii) provides compensation levels that enable the Corporation to attract, motivate, retain, and reward talented and effective leadership; and (iii) balances the interests of the Corporation's stakeholders--that is, its shareholders, customers, and regulators--with those of its executive officers.

After considering proposals received from three consulting firms, the independent directors retained L. R. Webber and Associates of Hollidaysburg, Pennsylvania as independent compensation consultant (the "Consultant") based on the firm's apparent expertise, reported familiarity with compensation in the Mid-Atlantic region, excellent references, and competitive bid. The Consultant had not conducted any business with the Corporation prior to this engagement, but was separately retained by the Board to facilitate a strategic planning meeting after completing the engagement.

As part of the engagement, the Consultant and the independent directors reviewed all components of compensation for the Corporation's executive officers, including salary, annual cash incentive compensation, equity/long-term incentive compensation, perquisites, and other benefits. They also identified and utilized compensation information from relevant peer groups, including that provided in the most recent publications of the following:

   The SNL Securities Executive Compensation Survey ("SNL"), which concentrated on publicly traded financial services companies. Fifteen peer companies with average assets of $1.33 billion, which were located in

   Maryland, North Carolina, Pennsylvania, South Carolina, Tennessee, and Virginia, were specifically selected to serve as a primary peer group.

   The Virginia Bankers Association Salary, Benefits, and Director Compensation Survey, which provided information about Virginia banks by region and asset size.

   The L. R. Webber Associates, Inc. Mid-Atlantic Salary/Benefits Survey, which included information about financial institutions in Maryland, Pennsylvania, New Jersey, and New York.

The primary SNL peer group included Columbia Bancorp, Columbia, Maryland; First Mariner Bancorp, Baltimore, Maryland; Bank of Granite Corporation, Granite Falls, North Carolina; First Bancorp, Troy, North Carolina; Citizens & Northern Corporation, Wellsboro, Pennsylvania; Pennrock Financial Service Corporation, Blue Ball, Pennsylvania; Pennsylvania Commerce Bancorp, Inc., Camp Hill, Pennsylvania; Royal Bancshares of Pennsylvania, Inc., Narberth, Pennsylvania; Coastal Financial Corporation, Myrtle Beach, South Carolina; SCBT Financial Corporation, Columbia, South Carolina; Greene County Bancshares, Inc., Greenville, Tennessee; First Community Bancshares, Inc., Bluefield, Virginia; Union Bankshares Corporation, Bowling Green, Virginia; Virginia Commerce Bancorp, Inc., Arlington, Virginia; and Virginia Financial Group, Inc., Culpeper, Virginia.

Based on their review of peer group data, the independent directors and Consultant drew the following conclusions:

   Compensation paid to the Corporation's executive officers, with few exceptions, was fundamentally low in comparison to the marketplace;

   The standard benefits in which the Corporation's executive officers participate as employees are generally fair, equitable, and competitive with other comparable institutions;

   The participating benefits in which the executive officers have the discretion to participate are also fair and equitable; and

   Incentive compensation for executive officers should include periodic awards of equity to align executive and shareholder interests and promote the long-term growth and success of the Corporation.

Salary Adjustment. In October 2005, the Consultant provided to the independent directors recommended salary ranges for the executive officers that equated to 90 to 110 percent of the mid-point amounts extracted from the three sources of peer compensation data for comparable positions. The Consultant attributed the gaps between the Corporation's executive salaries and the recommended ranges to salaries not having kept pace with the Corporation's rapid growth through mergers and acquisitions. The independent directors considered this input and, at a subsequent meeting, determined to make incremental progress toward more competitive salaries over the course of time as further warranted by individual and corporate financial performance.

As part of their evaluation of performance, the independent directors considered the Corporation's return on equity, return on assets, earnings performance, and growth in assets, as well as affiliate bank loan and deposit growth, credit quality, and safe and sound operation. Additional factors in their evaluation of CEO performance were the progress of the Corporation toward meeting its strategic objectives; the Corporation's ability to attract, maintain, and develop executive talent for management succession; and other appropriate indicators of effective leadership.

On December 22, 2005, after reviewing a tally sheet of all components of executive compensation individually and in the aggregate and evaluating individual and Corporation performance in 2005, the independent directors approved increases in executive officer annual base salaries for 2006 to bring them, on average, to approximately 87 percent of the mid-point amounts extracted from the compensation data. Mr. Feldmann's base salary was later increased upon his promotion to the position of Chief Operating Officer.
The CEO's 2006 salary is in the range of 1.5 to 2 times that of Mr. Feldmann, the next highest paid NEO.

Annual Cash Incentive Compensation Adjustment. In October 2005, the Consultant also provided to the independent directors a draft of an at-risk compensation plan. The at-risk plan was consistent with the philosophy that employees of the Corporation who meet established criteria, including the CEO and NEOs, should benefit when high levels of performance are attained, as measured by the achievement of required financial targets and other defined objectives that align with shareholder interests. Moreover, the plan was designed to make available additional, variable, and contingent compensation in the form of cash awards.

The Consultant met again with the independent directors in December 2005 to present a final draft of the at-risk compensation plan that included proposed financial targets for 2006. At the independent directors' request, the financial impact of the plan was calculated using prior year performance to determine what awards would have been earned in total, and as a percentage of profits. After considering this and other information, the independent directors voted unanimously to adopt a limited version of the at-risk plan, which left to the Board's discretion the amount of incentive cash compensation to award at performance levels slightly below or significantly above targeted levels. This "Pay-for-Performance Plan" was adopted on February 23, 2006, and was effective retroactively to January 1, 2006. The Pay-for-Performance Plan was amended in November 2006 and December 2007, in order to accomplish the following:

   Reflect the Committee's formation, subsequent to the Plan's adoption;

   Conform the Plan document to the Committee's chartered responsibilities with regard to compensatory matters and plans;

   Update the Plan performance targets for 2007; and

   Increase the Tier #1 award percentages at the 100 percent and 110 percent performance levels to 25 percent and 37 percent, respectively, in connection with a Committee decision to increase the amount of the CEO's annual compensation that is directly linked to the Corporation's success as defined by specific performance objectives.

The 2006 performance objectives under the Pay-for-Performance Plan were missed by a margin of approximately 3.5 percent. However, it was the Committee's assessment that the Corporation had performed well despite a difficult economy and strategic decisions made in the long-term best interest of the Corporation that dampened short-term results. Therefore, discretionary cash bonuses were paid to the CEO and NEOs in December 2006, in amounts determined by the Committee based on (i) its assessment of 2006 performance and (ii) its thorough review of the peer comparisons provided by the Consultant as well as updated information provided by the Virginia Bankers Association in the 2006 Executive Compensation Survey. The cash bonus amount approved for the CEO equated to approximately 9 percent of salary. The cash bonus amounts for each of the NEOs equated to approximately 8 percent of their respective salaries.

Long-Term Equity Incentive Compensation Adjustment. On May 9, 2006, the Corporation's shareholders approved the 2006 Incentive Stock Plan. The purpose of the 2006 Plan is to promote the success of the Corporation by providing incentives to employees and non-employee directors that will promote the identification of their personal interest with (i) the long-term financial success of the Corporation and (ii) growth in shareholder value. The plan is designed to provide flexibility to the Corporation in its ability to attract, motivate, reward, and retain the services of employees and non-employee directors upon whose judgment, interest, and effort the success of the Corporation is largely dependent.

While the Committee considered adopting a pay-for-performance approach to equity awards, as recommended by the Consultant, it has not yet adopted such a plan. Although the Committee refers to the Consultant's equity plan recommendations in determining long-term equity incentive compensation, the Committee has the ability to exercise its discretion in making any equity awards.

The Committee does not plan the granting of equity awards in anticipation of the Corporation's release of earnings or other material announcements. The proximity of any equity awards to the Corporation's earnings announcements or other market events is coincidental.

On May 25, 2006, the Committee approved unrestricted stock awards for the CEO and NEOs under the 2006 Plan. This was the first grant of equity compensation to the Corporation's executive officers, other than inducement grants to new executives, since 2002. The unrestricted stock award to the CEO equated to approximately 14 percent of his 2006 salary, based on the fair market value of the Corporation's stock on the date of grant. The unrestricted stock award to each of the NEOs equated to approximately 9 percent of their respective 2006 salaries, based on the fair market value of the Corporation's stock on the date of grant. At that time, the 2006 Plan defined the fair market value of a share, with respect to such awards, as the mean between the high and low sales price of the stock on the relevant date if it was a trading date or, if not, on the most recent date on which the stock was traded prior to such date, as reported by the NASDAQ Stock Market. On December 21, 2006, the Committee amended the 2006 Plan to change the fair market value definition to the closing price of the stock on the relevant date, with respect to awards other than stock payment awards made on or after December 21, 2006.

In its meeting on November 30, 2006, after reviewing a tally sheet of all components of executive compensation individually and in the aggregate and evaluating 2006 performance, the Committee approved an award of restricted stock to the CEO and each of the NEOs. In particular, the Committee granted the awards to recognize and reward the increase in the market value of the Corporation's stock over the past year. The award of restricted stock to the CEO equated to approximately 14 percent of his 2006 salary, based on the fair market value of the stock on the date of grant. The awards to the NEOs equated to approximately 9 percent of each of their 2006 salaries, based on the fair market value of the stock on the date of grant. The shares vest at the rate of one-fifth of the total number of shares awarded, at the first, second, third, fourth, and fifth anniversaries of the award date, subject to earlier vesting in the event of death, disability, retirement, or a change in control, all as more specifically provided in the restricted stock agreement evidencing each award.

Based on the fair market value of the stock awards granted to the CEO in 2006, long-term equity incentive compensation accounted for approximately 19 percent of total CEO compensation. Based on the fair market value of the stock awards granted to the NEOs in 2006, long-term equity incentive compensation accounted for approximately 13 percent of total NEO compensation.

No stock options, stock appreciation rights, or restricted stock units were awarded in 2006.

U.S. Income Tax Limits on Deductibility

The independent directors and the Committee considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code that was enacted in 1993. Under this provision, beginning in 1994, a publicly-held corporation is not permitted to deduct compensation in excess of one million dollars per year paid to the CEO or any one of the NEOs except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The independent directors and the Committee noted that the Corporation does not currently face the loss of this deduction for compensation. They nevertheless determined that, in reviewing the design of and administering the executive compensation program, they will continue in the future to preserve the Corporation's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Corporation's compensation program.


Compensation Committee Report

The Compensation Committee of the Corporation evaluates and establishes compensation for executive officers, and administers all incentive and equity compensation plans of the Corporation for the benefit of those eligible to participate. Management has the primary responsibility for the Corporation's financial statements and reporting process, including the disclosure of executive compensation.

In this context, the Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

                            Glen C. Combs, Chair
                            Beverley E. Dalton
                            F. Courtney Hoge
                            Steven D. Irvin
                            Charles W. Steger


Compensation Committee Interlocks and Insider Participation

Daniel D. Hamrick is the sole member of the law firm of Daniel D. Hamrick, P.C. The Corporation engaged Mr. Hamrick's law firm to perform legal services for the Corporation and its affiliate banks during 2006 and expects to continue this engagement during 2007. Mr. Hamrick participated as an independent director in executive compensation deliberations and decisions prior to the formation of the Committee in May 2006.

None of the Committee members:

   Has ever been an officer or employee of the Corporation,

   Is or was a participant in any transaction in 2006 requiring disclosure under Item 404 of Regulation S-K, or

   Is an executive officer of any entity at which one of our executive officers serves on the board of directors.

The following tables include the cash and certain other compensation earned in 2006 by each of the named executive officers, as defined in Item 402 of Regulation S-K, as follows:

   The Corporation's Chief Executive Officer;

   The Corporation's Chief Financial Officer; and

   The three most highly paid executive officers of the Corporation other than the Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 for the year ended December 31, 2006.

                      Summary Compensation Table
                               Fiscal 2006


                                                                Stock
Name and                                Salary      Bonus       Awards
Principal Position            Year        ($)       (S)(1)     ($)(2)(3)

William P. Heath, Jr.         2006     273,000     25,000       25,428
President and CEO of
FNB Corporation and
First National Bank

Daniel A. Becker              2006     151,720     12,146        8,411
Executive Vice President
and Chief Financial
Officer

Gregory W. Feldmann           2006     160,785     12,745       22,511
Chief Operating Officer,
Market President
(Roanoke Valley), and
Director of Wealth
Management

David W. DeHart               2006     144,000     11,528       18,133
Market President (New
River Valley) and
Director of Commercial
Banking

Keith J. Houghton             2006     140,600     11,256        8,193
Executive Vice President
and Chief Risk Officer


                   Summary Compensation Table (Continued)
                               Fiscal 2006


                                                            Change in
                                          Non-Equity        Pension Value &
                                          Incentive         Nonqualified
                              Option      Plan              Deferred
Name and                      Awards      Compensation      Compensation
Principal Position            ($)(4)      ($)               Earnings($)

William P. Heath, Jr.           --             --               --
President and CEO of
FNB Corporation and
First National Bank

Daniel A. Becker                --             --               --
Executive Vice President
and Chief Financial
Officer

Gregory W. Feldmann             --             --               --
Chief Operating Officer,
Market President
(Roanoke Valley), and
Director of Wealth
Management

David W. DeHart                 --             --               --
Market President (New
River Valley) and
Director of Commercial
Banking

Keith J. Houghton               --             --               --
Executive Vice President
and Chief Risk Officer


                   Summary Compensation Table (Continued)
                               Fiscal 2006


                              All
                              Other
Name and                      Compensation
Principal Position            ($)(5)              Total($)

William P. Heath, Jr.               22,477        345,905
President and CEO of
FNB Corporation and
First National Bank

Daniel A. Becker                    14,893        187,170
Executive Vice President
and Chief Financial
Officer

Gregory W. Feldmann                 27,287        223,328
Chief Operating Officer,
Market President
(Roanoke Valley), and
Director of Wealth
Management

David W. DeHart                     15,445        189,106
Market President (New
River Valley) and
Director of Commercial
Banking

Keith J. Houghton                   12,749        172,798
Executive Vice President
and Chief Risk Officer


(1) Bonus consideration consists of discretionary bonuses paid in 2006 to the CEO and the NEOs, in amounts determined by the Committee in its discretion. The bonus amount for Mr. Heath equates to approximately 9 percent of his base salary. The bonus amounts for Messrs. Becker, Feldmann, DeHart, and Houghton equate to approximately 8 percent of each of their respective base salaries.
(2) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of stock awards pursuant to the Corporation's 2000 Incentive Stock Plan and 2006 Incentive Stock Plan. Therefore, they may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote (1)(m) to the Corporation's audited financial statements for the fiscal year ended December 31, 2006, which are included in the Corporation's Annual Report on Form 10-K that was filed with the SEC on March 12, 2007.
(3) The amounts recorded for the award of unrestricted shares to the CEO and the NEOs are being expensed monthly, over a period of 12 months beginning in May 2006, the month of grant. Therefore, only part of the award is reflected in the compensation expense for 2006, and the remainder will be reflected in the compensation expense for 2007.
(4) The Corporation accelerated the vesting of all unvested stock options outstanding as of December 31, 2005, and did not grant options to the CEO or the NEOs in 2006. Therefore, the Corporation recognized no compensation expense for CEO or NEO options for the fiscal year ended December 31, 2006.
(5) The amounts in this column are itemized and further defined in the following table of "All Other Compensation."


                           All Other Compensation


                           Company-      Company
                           Paid          Vehicle
                           Insurance     Usage/         Club
                           Premiums      Allowance      Memberships
Name                       ($)           ($)(1)         ($)

William P. Heath, Jr.         3,683          1,093            --

Daniel A. Becker              1,673            --             --

Gregory W. Feldmann           1,371          6,000          3,320

David W. DeHart                 664          6,000            --

Keith J. Houghton               393            --             --


                      All Other Compensation (Continued)


                           Company
                           Contributions      Dividends
                           to Defined         Paid on
                           Contribution       Stock          Holiday
                           Plans              Awards         Bonus
Name                       ($)(2)(3)          ($)(4)         ($)

William P. Heath, Jr.        17,600              --            101

Daniel A. Becker             13,119              --            101

Gregory W. Feldmann          15,370            1,125           101

David W. DeHart               7,513            1,167           101

Keith J. Houghton            12,255              --            101


(1) The aggregate incremental cost to the Corporation of Mr. Heath's personal use of his company vehicle was determined based upon the vehicle's NADA wholesale market value and lease value, insurance and maintenance costs paid by the Corporation during the year, the number of days the vehicle was assigned to Mr. Heath during the year, the percentage of time it was used for personal reasons, and the number of personal miles it was driven. Messrs. Feldmann and DeHart each received a vehicle allowance of $6,000 for 2006.
(2) ESOP allocation data for 2006 is not yet available. ESOP compensation for the CEO and the NEOs has been estimated at 4 percent of total gross wages based on the expected contribution by the Corporation, without taking into account the reallocation of potential forfeitures.
      Estimated 2006 ESOP compensation for Mr. Becker is $7,050; for
      Mr. Feldmann is $8,566; for Mr. DeHart is $7,513; and for Mr. Houghton is $7,100. Estimated 2006 ESOP compensation for Mr. Heath is $8,800, due to a $220,000 annual limit on eligible compensation.
(3) The Corporation contributes matching 4 percent contributions to its 401(k) Plan on behalf of the CEO and the participating NEOs. In 2006, the Corporation's contribution to the 401(k) Plan for Mr. Becker was $6,069; for Mr. Feldmann was $6,804; and for Mr. Houghton was $5,155. The Corporation's contribution to the 401(k) Plan for Mr. Heath was $8,800, due to a $220,000 annual limit on eligible compensation.
      Mr. DeHart did not participate in the 401(k) Plan in 2006.
(4) The amounts in this column represent cash dividends paid on the unvested portions of service-based restricted stock awarded to Mr. Feldmann in August 2004 and to Mr. DeHart in August 2005 under the Corporation's 2000 Incentive Stock Plan.

The following table summarizes, for the year ended December 31, 2006, certain information with respect to incentive-based cash award opportunities granted to the named executive officers under the Corporation's Pay-for-Performance Plan, including the amounts that could have been paid under each such award, and service-based restricted stock awards granted to the named executive officers under the 2006 Incentive Stock Plan.


                 Grants of Plan-Based Awards for 2006


                                           Estimated Possible Payouts
                                           Under Non-Equity Incentive
                                                  Plan Awards (1)

Name and                    Grant      Threshold      Target      Maximum
Principal Position          Date       ($)            ($)         ($)

William P. Heath, Jr.        --         68,250        68,250       87,360
President and CEO of      5/25/06
FNB Corporation and      11/30/06
First National Bank

Daniel A. Becker             --         18,206        18,206       24,275
Executive Vice President  5/25/06
and Chief Financial      11/30/06
Officer

Gregory W. Feldmann          --         19,294        19,294       25,725
Chief Operating Officer,  5/25/06
Market President         11/30/06
(Roanoke Valley), and
Director of Wealth
Management

David W. DeHart              --         17,280        17,280       23,040
Market President (New     5/25/06
River Valley) and        11/30/06
Director of Commercial
Banking

Keith J. Houghton            --         16,872        16,872       22,496
Executive Vice President  5/25/06
and Chief Risk Officer   11/30/06


             Grants of Plan-Based Awards for 2006 (Continued)


                                           Estimated Possible Payouts
                                             Under Equity Incentive
                                                    Plan Awards

Name and                    Grant      Threshold      Target      Maximum
Principal Position          Date       (#)            (#)         (#)

William P. Heath, Jr.        --
President and CEO of      5/25/06
FNB Corporation and      11/30/06
First National Bank

Daniel A. Becker             --
Executive Vice President  5/25/06
and Chief Financial      11/30/06
Officer

Gregory W. Feldmann          --
Chief Operating Officer,  5/25/06
Market President         11/30/06
(Roanoke Valley), and
Director of Wealth
Management

David W. DeHart              --
Market President (New     5/25/06
River Valley) and        11/30/06
Director of Commercial
Banking

Keith J. Houghton            --
Executive Vice President  5/25/06
and Chief Risk Officer   11/30/06


             Grants of Plan-Based Awards for 2006 (Continued)


                                        All Other      All Other
                                        Stock          Option
                                        Awards:        Awards:
                                        Number of      Number of
                                        Shares of      Securities
                                        Stock or       Underlying
Name and                    Grant       Units          Options
Principal Position          Date        (#)(2)         (#)

William P. Heath, Jr.        --
President and CEO of      5/25/06        1,106
FNB Corporation and      11/30/06          985
First National Bank

Daniel A. Becker             --
Executive Vice President  5/25/06          365
and Chief Financial      11/30/06          355
Officer

Gregory W. Feldmann          --
Chief Operating Officer,  5/25/06          388
Market President         11/30/06          370
(Roanoke Valley), and
Director of Wealth
Management

David W. DeHart              --
Market President (New     5/25/06          416
River Valley) and        11/30/06          335
Director of Commercial
Banking

Keith J. Houghton            --
Executive Vice President  5/25/06          356
and Chief Risk Officer   11/30/06          330


             Grants of Plan-Based Awards for 2006 (Continued)


                                        Exercise        Grant Date
                                        Or Base         Fair Value of
                                        Price of        Stock and
                                        Option          Option
Name and                    Grant       Awards          Awards
Principal Position          Date        ($)             ($)

William P. Heath, Jr.        --
President and CEO of      5/25/06                          37,184
FNB Corporation and      11/30/06                          38,331
First National Bank

Daniel A. Becker             --
Executive Vice President  5/25/06                          12,271
and Chief Financial      11/30/06                          13,815
Officer

Gregory W. Feldmann          --
Chief Operating Officer,  5/25/06                          13,045
Market President         11/30/06                          14,399
(Roanoke Valley), and
Director of Wealth
Management

David W. DeHart              --
Market President (New     5/25/06                          13,986
River Valley) and        11/30/06                          13,037
Director of Commercial
Banking

Keith J. Houghton            --
Executive Vice President  5/25/06                          11,969
and Chief Risk Officer   11/30/06                          12,842


(1) These columns show the range of payouts targeted for 2006 performance at the 100% (threshold/target) and 110% (maximum) performance levels under the Corporation's Pay-for-Performance Plan, as described in the "Compensation Elements" section of the Compensation Discussion and Analysis, beginning on page 28 of this proxy statement. However, performance targets for 2006 were not met at the 100% level and, therefore, no non-equity incentive compensation was earned under the Pay-for-Performance Plan for 2006.
(2) The May 25, 2006 awards to the CEO and the NEOs consisted of unrestricted stock. The November 30, 2006 awards consisted of service-based restricted stock that vests annually in 20% increments over five years, beginning on the first anniversary of the award date. Both awards were granted under the 2006 Plan.

The following table includes certain information with respect to all previously awarded unexercised options and unvested restricted stock awards held by each named executive officer at December 31, 2006.


           Outstanding Equity Awards at 2006 Fiscal Year-End


                                        Option Awards

                                                            Equity
                                                            Incentive
                                                            Plan Awards:
                        Number of        Number of          Number of
                        Securities       Securities         Securities
                        Underlying       Underlying         Underlying
                        Unexercised      Unexercised        Unexercised
                        Options          Options            Unearned
                        (#)              (#)                Options
Name                    Exercisable      Unexercisable      (#)

William P. Heath, Jr.     7,500

Daniel A. Becker            636
                          1,060
Gregory W. Feldmann

David W. DeHart

Keith J. Houghton


      Outstanding Equity Awards at 2006 Fiscal Year-End (Continued)


                            Option Awards                   Stock Awards

                                                            Number of
                                                            Shares or
                                                            Units of
                        Option                              Stock That
                        Exercise         Option             Have Not
                        Price            Expiration         Vested
Name                    ($)              Date               (#)

William P. Heath, Jr.   25.4350           6/25/13           985(2)

Daniel A. Becker        15.5660           7/26/10           355(2)
17.3547	           1/23/12

Gregory W. Feldmann                                       1,000(3)
                                                            370(2)

David W. DeHart                                           1,200(4)
                                                            335(2)

Keith J. Houghton                                           330(2)


      Outstanding Equity Awards at 2006 Fiscal Year-End (Continued)


                                               Stock Awards
                                                            Equity
                                         Equity             Incentive
                                         Incentive          Plan Awards:
                                         Plan Awards:       Market or
                        Market           Number of          Payout Value
                        Value of         Unearned           of Unearned
                        Shares or        Shares, Units      Shares, Units
                        Units of         or Other           or Other
                        Stock That       Rights That        Rights That
                        Have Not         Have Not           Have Not
                        Vested           Vested             Vested
Name                    ($)(1)           (#)                (#)

William P. Heath, Jr.   40,927

Daniel A. Becker        14,750

Gregory W. Feldmann     41,550
                        15,374

David W. DeHart         49,860
                        13,919

Keith J. Houghton       13,712


(1) The market value of unvested shares was determined using the closing market price of the Corporation's stock on the last day of the Corporation's fiscal year, which was $41.55.
(2) These service-based restricted stock awards vest annually in 20% increments over five years, beginning on May 25, 2007, the first anniversary of the award date. See "Potential Payments Upon Termination or Change in Control," beginning on page 42 of this proxy statement, for a discussion of accelerated vesting of these shares under certain circumstances.
(3) The 1,000 unvested shares remaining from a grant of 2,000 service-based restricted shares under the 2000 Incentive Stock Plan to Mr. Feldmann upon his employment with the Corporation in 2004 will vest as follows, provided his employment with the Corporation continues through the dates of vesting: 500 shares on August 26, 2007 and 500 shares on August 26, 2008. See "Potential Payments Upon Termination or Change in Control," beginning on page 42 of this proxy statement, for a discussion of accelerated vesting of these shares under certain circumstances.
(4) The 1,200 unvested shares remaining from a grant of 1,500 service-based restricted shares under the 2000 Plan to Mr. DeHart upon his employment with the Corporation in 2005 will vest as follows, provided his employment with the Corporation continues through the dates of vesting:
      300 shares on August 1, 2007; 300 shares on August 1, 2008; 300 shares on August 1, 2009; and 300 shares on August 1, 2010. See "Potential Payments Upon Termination or Change in Control," beginning on page 42 of this proxy statement, for a discussion of accelerated vesting of these shares under certain circumstances.

The following table summarizes certain information with respect to stock options and restricted stock that was previously awarded to the named executive officers and was exercised or vested during 2006.


                   Option Exercises and Stock Vested for 2006


                                         Option Awards
                           Number of Shares            Value Realized
                           Acquired on Exercise        on Exercise
Name                       (#)                         ($)(1)

William P. Heath, Jr.

Daniel A. Becker

Gregory W. Feldmann

David W. DeHart

Keith J. Houghton                  1,696                   29,775


            Option Exercises and Stock Vested for 2006 (Continued)


                                          Stock Awards
                           Number of Shares            Value Realized
                           Acquired on Vesting         on Vesting
Name                       (#)                         ($)(2)

William P. Heath, Jr.

Daniel A. Becker

Gregory W. Feldmann                 500                   17,165

David W. DeHart                     300                   10,971

Keith J. Houghton


(1) The value realized upon exercise of option awards is the difference between the closing price on the date of exercise and the exercise price, multiplied by the number of shares.
(2) The value realized upon vesting of stock awards is the closing price on the date of vesting multiplied by the number of shares that vested.


Employment and Other Agreements

Employment Agreements. In February 2006, the Corporation entered into an amended and restated employment agreement with William P. Heath, Jr. (the "2006 Agreement"). The 2006 Agreement provides for Mr. Heath's employment as President and CEO of the Corporation for a term of two years beginning January 1, 2006. It will automatically renew on January 1 of each year after 2006 for an additional one-year period, resulting in an ongoing two-year term, unless
(1) either party, by written notice no later than 90 days prior to the expiration of an employment term, elects not to renew, (2) the 2006 Agreement is terminated according to its terms, or (3) Mr. Heath attains the age of 64.

Mr. Heath's salary and benefits are subject to adjustment by the Compensation Committee from time to time, in accordance with the 2006 Agreement. Under the 2006 Agreement, Mr. Heath's opportunity for annual cash incentive awards is governed by the Corporation's Pay-for-Performance Plan.

Should Mr. Heath's employment not be renewed, or should it be terminated in the Corporation's discretion without cause, Mr. Heath is entitled under the 2006 Agreement to receive earned and accrued but unpaid salary, benefits, and incentive compensation through the date of the termination notice, as well as severance compensation in the form of continued payment of his salary for a period of not less than one year.

Should Mr. Heath's employment be terminated by the Corporation for cause, he is entitled to receive earned and accrued but unpaid salary and benefits through the date of the termination notice, but is not entitled to receive severance compensation.

The 2006 Agreement provides for certain severance benefits in the event of voluntary or involuntary termination of Mr. Heath's employment within 30 days of a "change in control" of the Corporation. In such event, Mr. Heath is entitled to receive in a lump sum payment the equivalent of two times the annual base salary he is receiving at the time of termination of employment.

For one year following his cessation of employment for any reason, Mr. Heath has agreed (i) not to solicit for employment and not to hire any employees of the Corporation, (ii) not to solicit any business in which the Corporation is engaged from anyone who was a customer of the Corporation in the one-year period immediately preceding his cessation of employment, (iii) not to accept any business in which the Corporation is engaged from anyone who is a customer of the Corporation, and (iv) not to accept any employment in the Corporation's trading area with any business engaged in banking activities that are essentially the same as that of the Corporation.

Change-In-Control Agreements. Daniel A. Becker, Gregory W. Feldmann, David W. DeHart, and Keith J. Houghton have no written employment agreements with the Corporation. Their employment with the Corporation is at will.

Daniel A. Becker, Gregory W. Feldmann, David W. DeHart, and Keith J. Houghton do have change-in-control agreements with the Corporation. The agreements with Messrs. Becker, Feldmann, and Houghton provide that, in the event of a termination of employment within 12 months after a change in control, the terminated executive is entitled to receive the equivalent of 12 months of base salary and benefits, calculated as of the time of the change in control. Should the terminated executive elect to receive base salary compensation in a lump sum amount, the amount payable would be discounted to present value. The terminated executive's right to receive the foregoing compensation would be reduced and subject to recovery by the Corporation in the amount and to the extent that he earns compensation within 12 months of the termination date as a result of subsequent employment with a banking institution located in any county whose county seat lies within 50 miles by highway of Christiansburg, Virginia.

The agreement with Mr. DeHart provides that, in the event of a termination of employment within 12 months after a change in control, Mr. DeHart would be entitled to receive a continuation of his employee benefits for one year after his termination and a lump sum payment equal to his base annual salary at the time of termination. Mr. DeHart's right to receive the lump sum payment would be reduced and subject to recovery by the Corporation in the amount and to the extent that he earns compensation within 12 months of the termination date as a result of subsequent employment by a banking institution located within 50 miles of any location where the Corporation or any of its affiliates has an office.

By agreement with recipients of incentive stock options and restricted stock under the Corporation's 2000 Incentive Stock Plan and 2006 Incentive Stock Plan, upon the occurrence of a change in control,

   All options awarded that have not yet expired become fully exercisable, and

   Any remaining restrictions applicable to any stock award shares will automatically terminate and the award shares will be free of restrictions and freely transferable.

Severance. All full-time employees of the Corporation in qualifying termination circumstances are entitled to severance pay and a continuation of health insurance coverage during the severance pay period under the Severance Pay Plan for FNB Corporation and Affiliate(s). The amounts of severance pay to which qualifying employees are entitled are based upon salary and length of service. For example, exempt employees with at least six consecutive months but not more than one year of employment are entitled to four weeks of severance pay, while those with more than one year of employment as of the date of termination receive four weeks plus one additional week per full year of employment, with total severance pay not to exceed 26 weeks. As specified in the plan document, a full-time employee will not qualify for this benefit if he or she retires or voluntarily resigns; is offered but declines a position with comparable base pay and benefits at any location within 50 miles of the prior location of employment; if employment is terminated as a result of unsatisfactory conduct or performance, as determined by the Corporation in its sole discretion; or if he or she is a party to an employment agreement or change-in-control agreement with the Corporation that provides for severance or other benefits as a result of termination of employment or change in control.

Post-Retirement Consulting Agreements. On occasion, when a retiring officer's expertise is particularly valuable to the Corporation, the Corporation may enter into a post-retirement consulting arrangement with such retiring officer in order to continue to benefit from the officer's advice and recommendations. The Corporation currently has three such post-retirement consulting arrangements in place with former officers. The Corporation expects to enter into a similar arrangement with Mr. Becker in April 2007, immediately following his anticipated retirement from the position of Chief Financial Officer.

The following tables reflect the amount of compensation to the CEO and NEOs in the event of termination of the executive's employment. The tables include the amounts of compensation payable to each upon voluntary termination, early or normal retirement, involuntary not for cause termination, for cause termination, change in control, and termination due to death or disability of the executive. The amounts shown assume that such termination was effective December 31, 2006, include amounts earned through year-end 2006, and are estimates of the amounts that would have been paid to each executive upon termination. Actual amounts to be paid upon termination or change in control can only be determined at the time of an executive's separation from the Corporation.


           Potential Payments Upon Termination or Change in Control

                         William P. Heath Jr.
Executive
Benefits and                Voluntary          Early          Normal
Payments Upon               Termination        Retirement     Retirement
Separation                  ($)                ($)            ($)

Cash Compensation
Base Salary                      --                --            --

Long-Term
Incentive Compensation
Restricted Stock                 --            40,927 (1)    40,927 (1)

Benefits and
Perquisites
Medical Insurance (3)            --                --            --
Life Insurance                   --                --            --
Long-Term Disability             --                --            --
Accrued Vacation (6)             --                --            --

Total                            --            40,927        40,927


   Potential Payments Upon Termination or Change in Control (Continued)

                         William P. Heath, Jr.
                                                              Involuntary/
                                                              For Good
                            Involuntary                       Reason
Executive                   Not for                           Termination
Benefits and                Cause              For Cause      (Change in
Payments Upon               Termination        Termination    Control)
Separation                  ($)                ($)            ($)

Cash Compensation
Base Salary                  273,000                --         546,000

Long-Term
Incentive Compensation
Restricted Stock                (2)                 --          40,927 (1)

Benefits and
Perquisites
Medical Insurance (3)           --                  --              --
Life Insurance                  --                  --              --
Long-Term Disability            --                  --              --
Accrued Vacation (6)            --                  --              --

Total                        273,000                --         586,927


   Potential Payments Upon Termination or Change in Control (Continued)

                         William P. Heath, Jr.
Executive
Benefits and
Payments Upon                     Disability             Death
Separation                        ($)                    ($)

Cash Compensation
Base Salary                        273,000              136,500

Long-Term
Incentive Compensation
Restricted Stock                    40,927 (1)           40,927 (1)

Benefits and
Perquisites
Medical Insurance (3)                8,446                4,015
Life Insurance                        --                496,000 (4)
Long-Term Disability               180,000 (5)             --
Accrued Vacation (6)                  --                   --

Total                              502,373              677,442


(1) If Mr. Heath's employment terminates due to death, permanent and total disability, change in control, or retirement in accordance with any applicable Corporation policy on mandatory or permissive, early or normal retirement as in effect at the date of his retirement, the restrictions applicable to his restricted stock award shares automatically terminate and the shares become free of restrictions and freely transferable. The value indicated in each of these termination scenarios was determined using the December 31, 2006 closing price of $41.55 per share, multiplied by the number of restricted shares.
(2) Should Mr. Heath's employment terminate involuntarily at the Corporation's instigation, the Compensation Committee may, in its sole discretion, waive the automatic forfeiture of any or all restricted shares and/or may add such new restrictions to such shares as it deems appropriate.
(3) The Corporation provides a continuation of medical benefits for Mr. Heath and his spouse until age 65 if he becomes disabled, and for Mr. Heath's spouse for a period of 36 months in the event of Mr. Heath's death. The amounts listed are estimates of the annual cost to the Corporation for medical benefits in each of these termination scenarios.
(4) Life insurance proceeds would be payable by the insurance carrier to Mr. Heath's beneficiary following his death.
(5) The disability benefit of $15,000 per month for a maximum of 48 months would be payable by the insurance carrier.
(6) The analysis assumes that the 20 vacation days allotted to Mr. Heath for 2006 were fully utilized as of December 31, 2006.

                            Daniel A. Becker
Executive
Benefits and                Voluntary          Early          Normal
Payments Upon               Termination        Retirement     Retirement
Separation                  ($)                ($)            ($)

Cash Compensation
Base Salary                      --                --            --

Long-Term
Incentive Compensation
Restricted Stock                 --            14,750 (2)    14,750 (2)

Benefits and
Perquisites
Medical Insurance (4)           2,592           2,592         2,592
Life Insurance                   --                --            --
Long-Term Disability             --                --            --
Accrued Vacation Pay (7)         --                --            --

Total                           2,592          17,342        17,342


                            Daniel A. Becker
                                                              Involuntary/
                                                              For Good
                            Involuntary                       Reason
Executive                   Not for                           Termination
Benefits and                Cause              For Cause      (Change in
Payments Upon               Termination        Termination    Control)
Separation                  ($)                ($)            ($)(1)

Cash Compensation
Base Salary                     --                  --         151,720

Long-Term
Incentive Compensation
Restricted Stock                (3)                 --          14,750 (2)

Benefits and
Perquisites
Medical Insurance (4)          2,592                --           3,540
Life Insurance                  --                  --             520
Long-Term Disability            --                  --             209
Accrued Vacation Pay (7)        --                  --              --

Total                          2,592                --         170,739


                            Daniel A. Becker
Executive
Benefits and
Payments Upon                     Disability             Death
Separation                        ($)                    ($)

Cash Compensation
Base Salary                            --                    --

Long-Term
Incentive Compensation
Restricted Stock                    14,750 (2)           14,750 (2)

Benefits and
Perquisites
Medical Insurance (4)                 2,592                  --
Life Insurance                         --               246,000 (5)
Long-Term Disability                 91,032 (6)              --
Accrued Vacation Pay (7)               --                    --

Total                               108,374             260,750


(1) If Mr. Becker's employment is terminated within 12 months after a change in control, he is entitled to a continuation of base salary and benefits for a period of 12 months. The amounts listed for medical, life, and long-term disability insurance are the estimated annual cost to the Corporation of paying the entire cost of these insurance premiums. Mr. Becker's right to receive this compensation would be reduced and subject to recovery by the Corporation in the amount and to the extent that he earns compensation within 12 months of the termination date as a result of subsequent employment with a banking institution located in any county whose county seat lies within 50 miles by highway of Christiansburg, Virginia.
(2) If Mr. Becker's employment terminates due to death or permanent and total disability or retirement in accordance with any applicable Corporation policy on mandatory or permissive, early, or normal retirement as in effect at the date of his retirement, or a change in control occurs, the restrictions applicable to his restricted stock award shares automatically terminate and the shares become free of restrictions and freely transferable. The value indicated in each of these termination scenarios was determined using the December 31, 2006 closing price of $41.55 per share, multiplied by the number of restricted shares.
(3) Should Mr. Becker's employment terminate involuntarily at the Corporation's instigation, the Compensation Committee may, in its sole discretion, waive the automatic forfeiture of any or all restricted shares and/or may add such new restrictions to such shares as it deems appropriate.
(4) Because he has attained age 62 and five or more years of service with the Corporation, Mr. Becker is entitled to continued participation in the Corporation's group medical plan after his retirement, as well as a medical insurance premium discount that is payable by the Corporation in the amount of $2,592 annually or $216 per month.
(5) Life insurance proceeds would be payable by the insurance carrier to Mr. Becker's beneficiary following his death.
(6) The disability benefit would be 60 percent of base salary annually until Mr. Becker attains age 65, and would be payable by the insurance carrier.
(7) The analysis assumes that the 20 vacation days allotted to Mr. Becker for 2006 were fully utilized as of December 31, 2006.

                            Gregory W. Feldmann
Executive
Benefits and                Voluntary          Early          Normal
Payments Upon               Termination        Retirement     Retirement
Separation                  ($)                ($)            ($)

Cash Compensation
Base Salary                      --                --            --

Long-Term
Incentive Compensation
Restricted Stock                 --                (2)           (2)

Benefits and
Perquisites
Medical Insurance                --                --            --
Life Insurance                   --                --            --
Long-Term Disability             --                --            --
Accrued Vacation Pay (6)         --                --            --

Total                            --                --            --


                            Gregory W. Feldmann
                                                              Involuntary/
                                                              For Good
                            Involuntary                       Reason
Executive                   Not for                           Termination
Benefits and                Cause              For Cause      (Change in
Payments Upon               Termination        Termination    Control)
Separation                  ($)                ($)            ($)(1)

Cash Compensation
Base Salary                     --                --           160,785

Long-Term
Incentive Compensation
Restricted Stock                (3)               --            56,924 (2)

Benefits and
Perquisites
Medical Insurance               --                --             3,600
Life Insurance                  --                --               551
Long-Term Disability            --                --               222
Accrued Vacation Pay (6)        --                --                --

Total                           --                --           222,082


                            Gregory W. Feldmann
Executive
Benefits and
Payments Upon                     Disability             Death
Separation                        ($)                    ($)

Cash Compensation
Base Salary                           --                   --

Long-Term
Incentive Compensation
Restricted Stock                    56,924 (2)           56,924 (2)

Benefits and
Perquisites
Medical Insurance                     --                   --
Life Insurance                        --                261,000 (4)
Long-Term Disability                96,471 (5)             --
Accrued Vacation Pay (6)              --                   --

Total                              153,395              317,924


(1) If Mr. Feldmann's employment is terminated within 12 months after a change in control, he is entitled to a continuation of base salary and benefits for a period of 12 months. The amounts listed for medical, life, and long-term disability insurance are the estimated annual cost to the Corporation of paying the entire cost of these insurance premiums. Mr. Feldmann's right to receive this compensation would be reduced and subject to recovery by the Corporation in the amount and to the extent that he earns compensation within 12 months of the termination date as a result of subsequent employment with a banking institution located in any county whose county seat lies within 50 miles by highway of Christiansburg, Virginia.
(2) If Mr. Feldmann's employment terminates due to death or permanent and total disability, or a change in control occurs, the restrictions applicable to his restricted stock award shares automatically terminate and the shares become free of restrictions and freely transferable. The value indicated in each of these termination scenarios was determined using the December 31, 2006 closing price of $41.55 per share, multiplied by the number of restricted shares. Mr. Feldmann has not yet attained the requisite age or years of service with the Corporation to qualify for early or normal retirement.
(3) Should Mr. Feldmann's employment terminate involuntarily at the Corporation's instigation, the Compensation Committee may, in its sole discretion, waive the automatic forfeiture of any or all restricted shares and/or may add such new restrictions to such shares as it deems appropriate.
(4) Life insurance proceeds would be payable by the insurance carrier to Mr. Feldmann's beneficiary following his death.
(5) The disability benefit would be 60 percent of base salary annually until Mr. Feldmann reaches age 65, and would be payable by the insurance carrier.
(6) The analysis assumes that the 20 vacation days allotted to Mr. Feldmann for 2006 were fully utilized as of December 31, 2006.

                            David W. DeHart
Executive
Benefits and                Voluntary          Early          Normal
Payments Upon               Termination        Retirement     Retirement
Separation                  ($)                ($)            ($)

Cash Compensation
Base Salary                      --                --            --

Long-Term
Incentive Compensation
Restricted Stock                 --                (2)           (2)

Benefits and
Perquisites
Medical Insurance                --                --            --
Life Insurance                   --                --            --
Long-Term Disability             --                --            --
Accrued Vacation Pay (6)         --                --            --

Total                            --                --            --


                            David W. DeHart
                                                              Involuntary/
                                                              For Good
                            Involuntary                       Reason
Executive                   Not for                           Termination
Benefits and                Cause              For Cause      (Change in
Payments Upon               Termination        Termination    Control)
Separation                  ($)                ($)            ($)(1)

Cash Compensation
Base Salary                     --                --           144,000

Long-Term
Incentive Compensation
Restricted Stock                (3)               --            63,779 (2)

Benefits and
Perquisites
Medical Insurance               --                --             3,480
Life Insurance                  --                --               591
Long-Term Disability            --                --               238
Accrued Vacation Pay (6)        --                --                --

Total                           --                --           212,088


                            David W. DeHart
Executive
Benefits and
Payments Upon                     Disability             Death
Separation                        ($)                    ($)

Cash Compensation
Base Salary                           --                   --

Long-Term
Incentive Compensation
Restricted Stock                    63,779 (2)           63,779 (2)

Benefits and
Perquisites
Medical Insurance                     --                   --
Life Insurance                        --                280,000 (4)
Long-Term Disability                86,400 (5)             --
Accrued Vacation Pay (6)              --                   --

Total                              150,179              343,779


(1) If Mr. DeHart's employment is terminated within 12 months after a change in control, he is entitled to a continuation of base salary and benefits for a period of 12 months. The amounts listed for medical, life, and long-term disability insurance are the estimated annual cost to the Corporation of paying the entire cost of these insurance premiums. Mr. DeHart's right to receive this compensation would be reduced and subject to recovery by the Corporation in the amount and to the extent that he earns compensation within 12 months of the termination date as a result of subsequent employment with a banking institution located within 50 miles of any location where the Corporation or any of its affiliates has an office.
(2) If Mr. DeHart's employment terminates due to death or permanent and total disability, or a change in control occurs, the restrictions applicable to his restricted stock award shares automatically terminate and the shares become free of restrictions and freely transferable. The value indicated in each of these termination scenarios was determined using the December 31, 2006 closing price of $41.55 per share, multiplied by the number of restricted shares. Mr. DeHart has not yet attained the requisite age or years of service with the Corporation to qualify for early or normal retirement.
(3) Should Mr. DeHart's employment terminate involuntarily at the Corporation's instigation, the Compensation Committee may, in its sole discretion, waive the automatic forfeiture of any or all restricted shares and/or may add such new restrictions to such shares as it deems appropriate.
(4) Life insurance proceeds would be payable by the insurance carrier to Mr. DeHart's beneficiary following his death.
(5) The disability benefit would be 60 percent of base salary annually until Mr. DeHart reaches age 65, and would be payable by the insurance carrier.
(6) The analysis assumes that the 20 vacation days allotted to Mr. DeHart for 2006 were fully utilized as of December 31, 2006.

                            Keith J. Houghton
Executive
Benefits and                Voluntary          Early          Normal
Payments Upon               Termination        Retirement     Retirement
Separation                  ($)                ($)            ($)

Cash Compensation
Base Salary                      --                --            --

Long-Term
Incentive Compensation
Restricted Stock                 --                (2)           (2)

Benefits and
Perquisites
Medical Insurance                --                --            --
Life Insurance                   --                --            --
Long-Term Disability             --                --            --
Accrued Vacation Pay (6)         --                --            --

Total                            --                --            --


                            Keith J. Houghton
                                                              Involuntary/
                                                              For Good
                            Involuntary                       Reason
Executive                   Not for                           Termination
Benefits and                Cause              For Cause      (Change in
Payments Upon               Termination        Termination    Control)
Separation                  ($)                ($)            ($)(1)

Cash Compensation
Base Salary                     --                  --         140,600

Long-Term
Incentive Compensation
Restricted Stock                (3)                 --          13,712 (2)

Benefits and
Perquisites
Medical Insurance               --                --             3,540
Life Insurance                  --                --               507
Long-Term Disability            --                --               203
Accrued Vacation Pay (6)        --                --                --

Total                           --                --           158,562


                            Keith J. Houghton
Executive
Benefits and
Payments Upon                     Disability             Death
Separation                        ($)                    ($)

Cash Compensation
Base Salary                           --                   --

Long-Term
Incentive Compensation
Restricted Stock                    13,712 (2)           13,712 (2)

Benefits and
Perquisites
Medical Insurance                     --                   --
Life Insurance                        --                240,000 (4)
Long-Term Disability                84,360 (5)             --
Accrued Vacation Pay (6)              --                   --

Total                               98,072              253,712


(1) If Mr. Houghton's employment is terminated within 12 months after a change in control, he is entitled to a continuation of base salary and benefits for a period of 12 months. The amounts listed for medical, life, and long-term disability insurance are the estimated annual cost to the Corporation of paying the entire cost of these insurance premiums. Mr. Houghton's right to receive this compensation would be reduced and subject to recovery by the Corporation in the amount and to the extent that he earns compensation within 12 months of the termination date as a result of subsequent employment with a banking institution located in any county whose county seat lies within 50 miles by highway of Christiansburg, Virginia.
(2) If Mr. Houghton's employment terminates due to death or permanent and total disability, or a change in control occurs, the restrictions applicable to his restricted stock award shares automatically terminate and the shares become free of restrictions and freely transferable. The value indicated in each of these termination scenarios was determined using the December 31, 2006 closing price of $41.55 per share, multiplied by the number of restricted shares. Mr. Houghton has not yet attained the requisite age or years of service with the Corporation to qualify for early or normal retirement.
(3) Should Mr. Houghton's employment terminate involuntarily at the Corporation's instigation, the Compensation Committee may, in its sole discretion, waive the automatic forfeiture of any or all restricted shares and/or may add such new restrictions to such shares as it deems appropriate.
(4) Life insurance proceeds would be payable by the insurance carrier to Mr. Houghton's beneficiary following his death.
(5) The disability benefit would be 60 percent of base salary annually until Mr. Houghton reaches age 65, and would be payable by the insurance carrier.
(6) The analysis assumes that the 20 vacation days allotted to Mr. Houghton for 2006 were fully utilized as of December 31, 2006.

Payments Made Upon Termination

Regardless of the manner in which employment terminates, employees are generally entitled to receive amounts earned during the term of employment. Such amounts include unused vacation pay, vested employer and employee contributions to the Corporation's ESOP and 401(k) Plan, and exercisable stock options and/or vested restricted stock granted under the Corporation's 2000 Incentive Stock Plan and 2006 Incentive Stock Plan. However, one must remain an active employee of the Corporation through the date on which awards are paid under the Pay-for-Performance Plan in order to receive any award for the Plan year.

Payments Made Upon Retirement

In addition to the items identified above,

   The Corporation will provide a medical insurance premium discount for any executive who retires after having attained age 62 and five years of service with the Corporation. At present, this discount amounts to $2,592 annually, or $216 per month.

   Any unvested stock options will remain exercisable for a period of one year following retirement; and any remaining restrictions applicable to any stock award shares will automatically terminate upon retirement.

Payments Made Upon Death or Disability

In the event of the death or disability of the CEO or any NEO, in addition to the items identified above, the individual would receive benefits under the Corporation's long-term disability plan or life insurance plan, as appropriate.

Payments Made Upon a Change in Control

Please refer to the "Employment and Other Agreements" section on page 39 of this proxy statement for a description of potential payments to the CEO and the NEOs upon a change in control of the Corporation.

             SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING


In accordance with the Corporation's Bylaws, if any shareholder intends to present a proposal (other than a director nomination) to be considered for inclusion in the Corporation's proxy materials in connection with the 2008 Annual Meeting, the proposal must be in proper form and must be received by the Corporation's Secretary, at the Corporation's principal office in Christiansburg, Virginia, on or before December 1, 2007.

In addition, if a shareholder intends to present a proposal for action at the 2008 Annual Meeting, the shareholder must provide the Corporation with written notice thereof on or before February 14, 2008. The proxy solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Corporation has not received notice of such proposal in writing by February 14, 2008, delivered to the Corporation's Secretary.


                                  OTHER MATTERS


The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above. If any other matters should properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,


/s/Christine L. Lewis
   Christine L. Lewis
   Secretary

Christiansburg, Virginia
March 30, 2007



A copy of the Corporation's Annual Report on Form 10-K, including the financial statements for the year ended December 31, 2006, required to be filed with the SEC, will be provided by the Corporation without charge upon written request to William B. Littreal, FNB Corporation, P.O. Box 600, Christiansburg, Virginia 24068-0600. You may also obtain a free copy of the Annual Report on Form 10-K by downloading it from our website at www.fnbonline.com under "Investor Relations - SEC Filings."

              [Map included in proxy sent to shareholders]


                         [Insert recycle emblem.]
This proxy statement is printed entirely on recycled and recyclable paper.


                                FNB CORPORATION

                  Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Daniel D. Hamrick and Steven D. Irvin, jointly and severally, as proxies, with full power to act alone and with full power of substitution, to represent the undersigned and to vote all shares of the Corporation standing in the name of the undersigned as of March 15, 2007 at the Annual Meeting of Shareholders to be held at 2:00 p.m. on Tuesday, May 8, 2007 at The Event Centre, located at 1655 Roanoke Street, Christiansburg, Virginia, or any adjournments thereof, on each of the following matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees and FOR ratification of the appointment of Brown, Edwards & Company, L.L.P. as independent registered public accounting firm. If any other matter shall be properly brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents in accordance with their best judgment.

[X] Please mark your votes as in this example.

1. To elect four Class II directors to serve until the 2010 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.


            [  ] FOR all nominees            [ ] WITHHELD from all nominees.
   (except as marked to the contrary below.)


                         Nominees:  Class II
                                    Kendall O. Clay
                                    Harold K. Neal
                                    Charles W. Steger
                                    Jon T. Wyatt


Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

               -------------------------------------------------

The Board of Directors recommends that you vote FOR all nominees listed above.

2. To ratify the appointment of Brown, Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2007.

       [  ] FOR               [  ] AGAINST               [  ] ABSTAIN

The Board of Directors recommends that you vote FOR Proposal 2.

3. The transaction of any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. The Board of Directors presently knows of no other business to be presented at the Annual Meeting of Shareholders.


Signature __________________________________   Dated: _________________, 2007


NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date, and mail your proxy card back as soon as possible!